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Exhibit (b)

Execution Version

Credit Facility Agreement

dated as of 3 October 2009

by and between

Kudelski S.A., Route de Genève 22-24, 1033 Cheseaux-sur-Lausanne, Switzerland

as "Borrower"

and

Kudelski Interactive USA Inc., Wilmington, Delaware, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware

as "Additional Guarantor"

Credit Suisse, Paradeplatz 8, 8001 Zurich, Switzerland

as "Lender", "Arranger" and "Agent"

and

Banque Cantonale Vaudoise, Place Saint-François 14, 1003 Lausanne, Switzerland

as "Lender" and "Arranger"

Table of Contents

1.	Definitions			4
2.	Facilities, Availability, Status of Parties and Purpose			11
	2.1	Facilities		11
	2.2	Availability		11
		2.2.1	Facility A	11
		2.2.2	Facility B	11
3.	Lenders' Status, Rights and Obligations			11
	3.1	Original Lenders' Status		11
	3.2	Lenders' Rights and Obligations Several		12
4.	Purpose and Monitoring			12
	4.1	Purpose		12
	4.2	Monitoring		12
5.	Utilisation			12
	5.1	Utilisation Request		12
	5.2	Rollover Request		12
	5.3	Conditions of Utilisation		13
6.	Interest			14
	6.1	Interest Payment and Accrual of Interest		14
	6.2	Interest Rate and Interest Calculation		14
	6.3	Default Interest		15
	6.4	Recalculation of Interest		15
	6.5	Market Disruption		15
7.	Repayment and Cancellation			16
	7.1	Ordinary Repayment		16
	7.2	Voluntary Prepayments		16
	7.3	Mandatory Prepayment		16
	7.4	Repayment due to Currency Rate Fluctuation		17
		7.4.1	Facility A	17
		7.4.2	Facility B	17
	7.5	Illegality		18
	7.6	Breakage Costs		18
8.	Increased Costs and Taxes			18
	8.1	Increased Costs		18
	8.2	Tax Gross-Up		19
	8.3	Tax Indemnity		20
9.	Security			20
10.	Guarantee			21
11.	Representations and Warranties			22
12.	Information Undertakings			24
	12.1	Financial Information		24
	12.2	Further Information		25
13.	Covenants			25
	13.1	Negative Covenants		25
	13.2	Positive Covenants		26
14.	Event of Default			27
	14.1	Definition of Events of Default		27

	14.2	Consequences of an Event of Default		28
15.	Indemnity			28
16.	Limitations on Finance Documents by Swiss Obligor			29
17.	Fees and Expenses			30
	17.1	Arrangement and Participation Fee		30
	17.2	Agency Fee and Security Agent Fee		30
	17.3	Transaction and Out of Pocket Expenses		30
	17.4	Enforcement Expenses		30
18.	Role of the Agent and the Lenders			30
	18.1	Appointment of the Agent		30
	18.2	Resignation or Dismissal of the Agent and Successor Agent		31
	18.3	Internal Relationship		31
	18.4	Sharing among the Lenders		31
19.	Assignments and Transfer			32
	19.1	Assignments and Transfers by the Borrower		32
	19.2	Additional Borrowers		32
	19.3	Assignments and Transfers by Lenders		32
		19.3.1	Assignments and Transfers by Lenders to Qualifying Banks	32
		19.3.2	Assignments and Transfers by Lenders in case of an Event of Default	33
	19.4	Lender Ceasing to be a Qualifying Bank		33
20.	General Provisions			33
	20.1	Notices		33
	20.2	Entire Agreement		34
	20.3	Amendments and Waivers		35
	20.4	Severability		35
	20.5	Waiver of Swiss Banking Secrecy and Other Confidentiality Obligations		35
21.	Governing Law and Jurisdiction			35
	21.1	Governing Law		35
	21.2	Jurisdiction		35
Schedule 1: Original Lenders				1
Schedule 2: Conditions Precedent				1
Schedule 3: Form of Utilisation Request				1
Schedule 4: Form of Rollover Request				1
Schedule 5: Applicable Margin				1
Schedule 6: Facility Amortization Schedule				1
Schedule 7: Financial Covenants				1
Schedule 8: Form of Transfer Certificate				1
Schedule 9: Form of Covenant Compliance Certificate				1
Schedule 10: Form of Accession Letter				1
Schedule 11: List of Material Subsidiaries				1
Schedule 12: Form of information to be provided				1

Whereas

(A)
The Borrower wishes to effect the Tender Offer and wishes the Lenders to provide for a credit facility to finance the Tender Offer.

(B)
The Borrower wishes to obtain from the Lenders a financing of up to CHF 180,000,000 for the purpose of the Tender Offer in the form of (i) a 2.5 years senior term loan of CHF 60,000,000 and, (ii) conditional upon the Borrower being tendered enough shares to reach a level allowing a squeeze out of minority shareholders of the Target (either through merger or squeeze out procedure) a senior bridge loan of CHF 120,000,000, both loans secured by a pledge of shares in the Target.

(C)
The Borrower wishes to repay the bridge loan on or before 31 March 2010.

(D)
The Lenders will provide the term loan and the senior bridge loan at the terms and conditions described below.

1.     Definitions

  Unless specified otherwise in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them below:

  "10 Non-Bank Creditor Rule" shall mean the regulations pursuant to the guidelines no. S-02.122.1(4.99), no. S-02.128(1.2000) and no. S-02-130.1(4.99) of the Swiss Federal Tax Administration (or legislation or guidelines addressing the same issues which are in force at such time) pursuant to which the aggregate number of Lenders of a Swiss Borrower under this Agreement which are not Qualifying Banks shall not at any time exceed ten.

  "20 Non-Bank Creditor Rule" means the regulations pursuant to the guidelines no. S-02.122.1(4.99), no. S-02.128(1.2000) and no. S-02-122.2(4.99) of the Swiss Federal Tax Administration (or legislation or guidelines addressing the same issues which are in force at such time) pursuant to which the aggregate number of creditors (including the Lenders) of a Swiss Borrower under all outstanding loans, facilities and/or private placements (including under this Agreement) which are not Qualifying Banks shall not at any time exceed twenty.

  "Accession Letter" means the letter substantially in the form of Schedule 10.

  "Accounting Standards" means the local generally accepted accounting principles as applied by the Group, in accordance with an International Financial Reporting Standards (IFRS) accounting manual, as may be amended from time to time by the International Accounting Standards Board, or any successor thereof.

  "Acquisition" means the acquisition by the Borrower and/or by one of its group companies of all outstanding shares of the Target by either (i) the Tender Offer followed by and including the Squeeze Out, or by (ii) the Merger.

  "Additional Borrower" means a Subsidiary of the Borrower which becomes an Additional Borrower in accordance with Section 19.2 and of which the Borrower holds, directly or indirectly, 100% of the share capital and voting rights.

  "Additional Guarantor" means Kudelski Interactive USA Inc., Wilmington, Delaware, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, guaranteeing as described in Section 10.

  "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

  "Agent" means Credit Suisse, Paradeplatz 8, 8001 Zurich, Switzerland, or any of its successors in their capacity as Facility Agent and/or Security Agent, as the case may be.

  "Aggregate Outstanding Facility A Loan" shall have the meaning set forth in Section 7.4.1.

  "Aggregate Outstanding Facility B Loan" shall have the meaning set forth in Section 7.4.2.

  "Agreement" means this credit facility agreement.

  "Applicable Margin" means the applicable margin as set out in Schedule 5 and shall be calculated on a semi-annual basis based upon the previous twelve months' period and the latest audited consolidated annual statements or unaudited consolidated semi-annual statements of the Group, whichever is most recent, but for the first time based on the audited consolidated annual statements of the Group as of December 31, 2009.

  "Arranger" means Credit Suisse, Paradeplatz 8, 8001 Zurich and Banque Cantonale Vaudoise, Place Saint-François 14, 1003 Lausanne, Switzerland and collectively, the "Arrangers", in its or their capacity as arranger of the Facilities.

  "Borrower" means Kudelski and/or the Additional Borrower, as applicable and "Borrowers" means the Borrower and the Additional Borrower collectively.

  "Breakage Costs" shall have the meaning set forth in Section 7.6.

  "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich, London and New York.

  "Business Plan" means a business plan comprising projected income statements, cash flow statements and capital expenditures covering at least the time period until the Final Maturity Date, for the Group on a consolidated basis signed by the CFO and an authorised signatory of the Borrower.

  "Capital Adequacy Requirement" means a request or requirement relating to the maintenance of capital imposed by the competent regulator or applicable regulator, including one which is attributable to the implementation or application of or compliance with the 'International Convergence of Capital Measurement and Capital Standards, a Revised Framework' published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Lender or its parent company).

  "Change of Control" means any change in the legal or beneficial ownership of the shares of any of the companies of the Group (other than the Tender Offer or the Acquisition) or the entry into any agreement which, in either case, was not previously approved by the Agent in writing and results in (i) the Majority Shareholder ceasing to hold more than 50.1% of the voting rights of the Borrower, it being specified that should a Change of Control occur as a result of the death of André Kudelski such Change of Control shall be become an Event of Default only 6 months after such death; or (ii) André Kudelski being no longer (a) chairman of the board of directors of Kudelski SA or (b) CEO of Kudelski SA, it being specified that as long as André Kudelski remains chairman of the board of directors of Kudelski SA or CEO of Kudelski no Change of Control shall be deemed to have occured; or (iii) the Borrower ceasing to hold, directly or indirectly 100% of the share capital and voting rights of any Additional Borrower.

  "CHF" means the lawful currency of Switzerland.

  "Closing Date" means the Utilisation Date stated in the first Utilisation Request.

  "Commitment" means, in relation to a Lender at any time and save as otherwise provided herein, the obligation of such Lender to contribute to each Facility A and Facility B in a proportion expressed in percentage figures set forth in Schedule 1, save as reduced or cancelled pursuant to the terms of this Agreement.

  "Conditions Precedent" means any condition set forth in Schedule 2.

  "Convertible" means the convertible bond in the nominal amount of CHF 350,000,000, issued by Kudelski Financial Services Holding SCA, Luxembourg, on 5 October 2005.

  "Covenant Compliance Certificate" means a certificate confirming that all Financial Covenants are complied with and showing the detailed calculation of the Financial Covenants, signed by the CFO of the Borrower and the Additional Borrower, if any, together with an authorised signatory of the Borrower, in the form substantially as set out in Schedule 9.

  "Default Interest" shall have the meaning set forth in Section 6.3.

  "Equity" means, on the consolidated statements of the Group, the total shareholders' equity, in accordance with the Accounting Standards.

  "Event of Default" means any event or circumstance described in Section 14.

  "Existing Financial Indebtedness" means any Financial Indebtedness of the Group existing as of 31 December 2008 as reported in the audited consolidated annual statements of the Group as of 31 December 2008, including but not limited to, the Convertible.

  "Facility" means either Facility A or Facility B and "Facilities" means Facility A and Facility B collectively.

  "Facility Agent" means Credit Suisse, Paradeplatz 8, 8001 Zurich, Switzerland, or any of its successors in their capacity as facility agent.

  "Facility A" means the term loan made available under this Agreement as described in Sections 2.1 and 2.2.1.

  "Facility A Amount" means the aggregate amount available under Facility A as set forth in Schedule 1, subject to any cancellation in accordance with the terms of this Agreement.

  "Facility A Loan" means a loan made or to be made under Facility A for a fixed term or the principal amount outstanding for the time being of that loan.

  "Facility B" means the amortising term loan available under this Agreement as described in Section 2.1 and 2.2.2.

  "Facility B Amount" means the aggregate amount available under Facility B as set forth in the Schedule 1, subject to any cancellation in accordance with the terms of this Agreement.

  "Facility B Loan" means a loan made or to be made under Facility B for a fixed term or the principal amount outstanding for the time being of that loan.

  "Facility B Repayment Instalments" shall have the meaning set forth in Section 7.1.

  "Final Maturity Date" means (a) with respect to Facility A 31 March 2010 and (b) with respect to Facility B 31 December 2011.

  "Finance Documents" means this Agreement together with any other agreement, declaration, schedule or other document explicitly referred to in this Agreement or designated as such by the Agent and the Borrower, including but not limited to the Security Agreements, the Covenant Compliance Certificates, the Transfer Certificates, but excluding the inter-bank agreement entered into between the Lenders.

  "Finance Party" means the Agent, the Arranger, the Security Agent or each Lender.

  "Financial Covenants" means the ratios and other figures set out in Schedule 7.

  "Financial Indebtedness" means any indebtedness, in accordance with and as recognised by the Accounting Standards as liabilities (including contingent liabilities), for or in respect of:

  (a)
  moneys borrowed and debit balances with financial institutions;

  (b)
  any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

  (c)
  any amount raised pursuant to any note purchase facility or the issue of bonds (other than performance bonds), notes, debentures, loan stock or any similar instrument;

  (d)
  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

  (e)
  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and are not classified as borrowings under the Accounting Principles);

  (f)
  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark to market value (or, if any actual amount is due as a result of the termination or close out of that derivative transaction, that amount) shall be taken into account);

  (g)
  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary of credit or any other instrument issued by a bank or financial institution (excluding any counter-indemnity obligation given in respect of trade credit arising in the ordinary course of business);

  (h)
  any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance;

  (i)
  any amount raised under any other transaction (including any forward sale or purchase, sale and sale back, or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

  (j)
  (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

  "Guarantor" means the Additional Guarantor and the Borrower, guaranteeing, if applicable, as described in Schedule 10.

  "Group" means collectively the Borrower and the Target and all their Subsidiaries from time to time, the accounts of which are consolidated with those of the Borrower in accordance with the Accounting Standards.

  "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

  "Increased Cost" shall have the meaning set forth in Section 8.1.

  "Interest Payment Date" shall have the meaning set forth in Section 6.1.

  "Interest Period" shall have the meaning set forth in Section 6.1.

  "Interest Rate" shall have the meaning set forth in Section 6.2.

  "Kudelski" means Kudelski S.A., a company organized under the laws of Switzerland having its registered office at Route de Genève 22-24, 1033 Cheseaux-sur-Lausanne, Switzerland, and

  registered in the commercial registry of the canton of Vaud under registration number CH-550-1001447-9.

  "Lender" means (i) each of the Original Lenders and (ii) any New Lender which has become a Lender in accordance with Section 19.3, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

  "LIBOR" means

  (i)
  the percentage rate per annum which appears on the appropriate page of the Reuters screen (or any equivalent successor to such page or other page as deemed appropriate by the Agent (the "Reuters Screen")), as being the interest rate offered in the London interbank market for deposits in the relevant currency (i.e. CHF or USD, whichever currency has been selected by the Borrower in the Utilisation Request) for a term equal to the respective Term, or

  (ii)
  if for any reason no relevant rate appears on the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) calculated by the Agent on the basis of the quotations which the Agent shall have obtained from the LIBOR-Reference Banks for deposits in the relevant currency (i.e. CHF or USD, whichever currency has been selected by the Borrower in the Utilisation Request) in an amount and for a term equal to the respective Term;

  all of the foregoing as of 11:00 am (London time) on the Relevant Date.

  "LIBOR-Reference Banks" means the respective principal office of Credit Suisse in Zurich, ZKB in Zurich and Banque Cantonale Vaudoise in Lausanne, Switzerland.

  "Loan" means any or each Facility A Loan and/or Facility B Loan, as the case may be.

  "Majority Shareholder" means André Kudelski.

  "Mandatory Prepayment" shall have the meaning set forth in Section 7.3.

  A "Market Disruption Event" occurs if (i) by 12:00 noon on the Relevant Date for the relevant Interest Period none, or only one of the LIBOR-Reference Banks, supplies a LIBOR rate to the Agent for the relevant currency and Interest Period; or if (ii) before close of business in London on the Relevant Date for the relevant Interest Period, the Agent receives notification from a Lender or Lenders that the cost to it or them of obtaining matching deposits in the relevant interbank market would be in excess of LIBOR for the relevant Interest Period.

  "Material Adverse Change" means a material adverse effect on the business, financial condition or the assets of the Group as a whole, affecting the ability of any Borrower or any other group company of the Group to perform its obligations under any Finance Document, in particular, to comply with the Financial Covenants and/or to perform any of its payment obligations under any Finance Document.

  "Material Subsidiary" means the companies listed in Schedule 11, which, according to the most recent audited financial statements, shall be (i) the companies that together generate more than 80 per cent. of the Group's annual revenues beginning with the biggest company according to this criteria and (ii) the companies that together hold more than 80 per cent. of the Group's assets beginning with the biggest company according to this criteria.

  "Merger" means any type of merger, within the meaning of applicable laws and regulations, as a result of which the Target shall be merged with a Subsidiary or Affiliate of the Borrower.

  "New Lender" shall have the meaning set forth in Section 19.3.1.

  "Non-Qualifying Bank" means a financial institution or other entity or person whatsoever which does not qualify as a Qualifying Bank.

  "Obligor" means the Borrower, a Guarantor or the Additional Guarantor.

  "OIBDA" means, the Group's consolidated operating income before interest, taxes, depreciation, amortization and impairment, determined based on the Group's consolidated financial statements in accordance with the Accouting Standards.

  "Original Lender" means each of the persons listed in Schedule 1 in their capacity as lenders under this Agreement.

  "Party" or "Parties" means any party or all the parties to this Agreement.

  "Permitted Financial Indebtedness" means (i) Existing Financial Indebtedness and (ii) future Financial Indebtedness of the Group, it being specified that future Financial Indebtedness of the Group shall be deemed to be a Permitted Financial Indebtedness up to a maximum amount of CHF 200,000,000, whereof a maximum of CHF 100,000,000 shall be in the form of cash facilities.

  "Potential Event of Default" means any event or circumstance which, with the giving of notice, lapse of time, determination of materiality or other condition, will constitute an Event of Default.

  "Qualifying Bank" means any entity, which (i) effectively conducts a true banking activity in its jurisdiction of incorporation as its main purpose, (ii) has its own infrastructure (premises, communication devices), its own decision-making authority, and its own staff and which (iii) qualifies as a bank pursuant to the banking laws in force in its jurisdiction of incorporation, all as per the guidelines no. S-02.122.1(4.99), no. S-02.122.2(4.99), S-02.128(1.2000), and no. S-02.130.1(4.99) of the Swiss Federal Tax Administration or legislation or guidelines addressing the same issues which are in force at such time.

  "Recovering Lender" shall have the meaning set forth in Section 18.4.

  "Relevant Date" means the first day of an Interest Period. If a Relevant Date falls on a date which is not a Business Day, that Relevant Date will be the next following Business Day in that calendar month (if there is one) or the preceding Business Day (if there is none).

  "Rollover" means the replacement of a maturing Loan by a new Loan having the same principal amount or a reduced principal amount following an event as described in Section 7 but a new Term.

  "Rollover Date" means the date of a Rollover as stated in the Rollover Request, being the date following the last day of the Term of a Loan that has been rolled over.

  "Rollover Request" means a notice substantially in the form set out in Schedule 4.

  "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

  "Security Agent" means Credit Suisse, Paradeplatz 8, 8001 Zurich, Switzerland, or any of its successors in their capacity as security agent.

  "Security Agreements" means the agreements creating the Security set out in Section 9.

  "Sharing Payment" shall have the meaning set forth in Section 18.4.

  "Side Letter" shall have the meaning set forth in Section 17.1.

  "Signing Date" means the date on the first page of this Agreement.

  "Squeeze Out" shall mean any transaction, corporate or administrative proceeding carried out under the laws of the British Virgin Islands or any other applicable law as a result of which the Borrower or any of its Subsidiaries may become the sole shareholder of the Target following completion of the Tender Offer.

  "Subsidiary" means in relation to any company or corporation, a company or corporation: (a) which is controlled, directly or indirectly, by the first mentioned company or corporation; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

  "Swiss Borrower" means a Borrower incorporated or established under the laws of, or for withholding tax purposes resident in, or having a permanent establishment in Switzerland with which a Finance Document is effectively connected.

  "Swiss Obligor" means a Borrower or Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer / Loi fédérale sur l'impôt anticipé).

  "Swiss Withholding Tax" means any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer / Loi fédérale sur l'impôt anticipé), and any successor provision, as appropriate.

  "Target" means OpenTV Corp., a corporation incorporated in the British Virgin Islands, with registration number 346535, having its principal executive offices at 275 Sacramento Street, San Francisco, California, USA having its shares listed on the NASDAQ stock market.

  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

  "Tender Offer" means the public tender offer by the Borrower or one of its Subsidiaries to acquire as many outstanding shares of the Target not already owned by the Borrower and its Subsidiaries as are being offered under the tender offer.

  "Term" means the fixed term of a Loan as stated in the respective Utilisation Request or Rollover Request, as the case may be.

  "Transfer Certificate" means a document substantially in the form as set out in Schedule 8.

  "Treaty Lender" means a Lender which is treated as a resident of a Treaty State for the purposes of the Treaty and which does not carry on a business in a state where the Borrower is resident through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

  "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the state where the Borrower is tax resident which makes provision for full or partial exemption from tax imposed by the country of tax residence of the Borrower on interest (subject to completion of any necessary procedural formalities).

  "USD" means the lawful currency of the United States of America.

  "Utilisation Date" means the date of a utilisation as stated in the Utilisation Request, being the date on which the relevant Loan is to be made.

  "Utilisation Request" means a notice substantially in the form set out in Schedule 3.

  "Voluntary Prepayment" shall have the meaning set forth in Section 7.2.

  Furthermore:

  (a)
  a "person" includes its successors and assigns;

  (b)
  references to any agreement or document are references to that agreement or document as amended, varied, supplemented, substituted or novated from time to time, in accordance with its terms;

  (c)
  words importing the singular shall include the plural and vice versa; and

  (d)
  any reference to the Agent, unless specified otherwise, is a reference to the Agent acting for itself and on behalf and for the benefit of the Lenders.

2.     Facilities, Availability, Status of Parties and Purpose

2.1   Facilities

  Subject to the terms of this Agreement, the Lenders shall make available to the Borrower:

  (a)
  Facility A: A bridge term loan facility in an aggregate principal amount of up to CHF 120,000,000 or, at the Borrower's choice, the equivalent of such amount in USD; and

  (b)
  Facility B: An amortising term loan facility in an aggregate principal amount of CHF 60,000,000 or, at the Borrower's choice, the equivalent of such amount in USD.

2.2   Availability

2.2.1  Facility A

  Subject to Section 5, the Lenders shall make available to the Borrower Facility A in the form of three advances subject to Rollover with a Term of up to 1 month, provided that no Term shall extend beyond the applicable Final Maturity Date. The initial utilisation must take place on or before 15 December 2009, otherwise Facility A shall be cancelled.

2.2.2  Facility B

  Subject to Section 5, the Lenders shall make available to the Borrower Facility B in the form of up to five fixed term advances subject to Rollover, each in the amount of no less than CHF 10,000,000 (or the equivalent of such amount in USD) with a Term from 1 up to 6 months, provided that no Term shall extend beyond the applicable Final Maturity Date. Any amounts not drawn within 15 weeks following all Condition(s) Precedent to the initial utilisation having been fulfilled or waived in writing by the Agent shall be cancelled.

3.     Lenders' Status, Rights and Obligations

3.1   Original Lenders' Status

  Each of the Original Lenders represents that as of the Signing Date it is a Qualifying Bank.

3.2   Lenders' Rights and Obligations Several

  The Lenders form a simple partnership (Einfache Gesellschaft / société simple) as per article 530 et seq. of the Swiss Code of Obligations for the purpose of granting the Facilities under this Agreement. The obligations of each Lender under this Agreement are several and they explicitly waive the joint and several liabilities (Solidarhaftung / responsabilité soldidaire) provided for in article 544 of the Swiss Code of Obligations.

  Failure by a Lender to perform its obligations under this Agreement does not affect the obligations of any other Party under this Agreement. No Lender is responsible for the obligations of any other Lender under this Agreement and no Lender may be held responsible for any other Lender's failure to perform its obligations under this Agreement.

  The Lenders do not form a community of creditors (Gläubigergemeinschaft / communauté des créanciers) and are neither joint and several creditors (Solidargläubiger / créanciers solidaires) nor joint creditors (Gesamtgläubiger / créanciers globaux). The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from a Borrower shall be a separate and independent debt. Each Lender may, except as otherwise provided in the Finance Documents, separately enforce its rights under the Finance Documents, independent of any other Lender or the Agent.

4.     Purpose and Monitoring

4.1   Purpose

  Each Facility A Loan may only be drawn and exclusively used to finance the Acquisition.

  Each Facility B Loan may only be drawn and exclusively used to finance the Tender Offer.

4.2   Monitoring

  Neither the Agent nor any Lender is bound to monitor or verify the application of any Loan.

5.     Utilisation

5.1   Utilisation Request

  The Facilities may be utilised by delivering to the Agent no later than 10:00 am (Swiss time) 3 Business Days (respectively as agreed with the Agent with respect to the initial utilisation) prior to the respective Utilisation Date an irrevocable and duly completed Utilisation Request duly signed by the relevant Borrower and taking into account the respective availability criteria set out in Section 2.2.

5.2   Rollover Request

  If a Borrower requests a Rollover with respect to a maturing Loan, such Borrower shall deliver to the Agent no later than 10:00 am (Swiss time) 3 Business Days prior to the last day of the respective Term an irrevocable and duly completed Rollover Request duly signed by the relevant Borrower and taking into account the respective availability criteria set out in Section 2.2. If no Rollover Request is duly delivered until such time or if such Rollover Request is made for only a portion of the Loan, such Loan or the portion not being subject to the Rollover Request shall become due and payable on the last day of its Term.

  In case the Agent has not received a Rollover Request with respect to a maturing Loan at least 3 Business Days prior to the last day of its Term, the Agent shall be entitled, but not obliged, to carry out a Rollover with respect to such Loan for a Term of 1 (one) month, provided that no

  Term shall extend beyond the applicable Final Maturity Date. The Agent will notify the relevant Borrower of such Rollover. The Lenders' rights, in particular any termination rights in accordance with the terms and conditions of this Agreement, remain reserved.

5.3   Conditions of Utilisation

  The initial Utilisation Request for Facility B may only be given provided that:

  (a)
  all Conditions Precedent set forth in part 1 of Schedule 2 are or have been fulfilled (or waived in writing by the Agent) on the Closing Date;

  (b)
  no Event of Default or Potential Event of Default has occurred or will occur as a result of the proposed Loan; and

  (c)
  the representation and warranties set forth in Section 11 are true and accurate as of the Signing Date, except the representations and warranties as set forth in the Sections 11(a), 11(b), 11(c), 11(d), 11(h), 11(l), 11(o) and 11(q), which shall also be true and accurate on the Utilisation Date.

  The initial Utilisation Request for Facility A may only be given provided that:

  (a)
  all Conditions Precedent set forth in part 2 of Schedule 2 are or have been fulfilled (or waived in writing by the Agent);

  (b)
  no Event of Default or Potential Event of Default has occurred or will occur as a result of the proposed Loan; and

  (c)
  the representation and warranties set forth in Section 11 are true and accurate as of the Signing Date, except the representations and warranties as set forth in the Sections 11(a), 11(b), 11(c), 11(d), 11(h), 11(l), 11(o) and 11(q), which shall also be true and accurate on the Utilisation Date.

  Any subsequent Utilisation Request (under Facility A or B) may only be given provided that:

  (a)
  the Condition Precedent set forth in part 4 of Schedule 2 is or has been fulfilled (or waived in writing by the Agent) on the Utilisation Date;

  (b)
  no Event of Default or Potential Event of Default has occurred or will occur as a result of the proposed Loan; and

  (c)
  the representation and warranties set forth in Section 11 are true and accurate as of the Signing Date, except the representations and warranties as set forth in the Sections 11(a), 11(b), 11(c), 11(d), 11(h), 11(l), 11(o) and 11(q), which shall also be true and accurate on the Utilisation Date.

  Any subsequent Rollover Request may only be given provided that:

  (a)
  the Condition Precedent set forth in part 4 of Schedule 2 is or has been fulfilled (or waived in writing by the Agent) on the Rollover Date;

  (b)
  no Event of Default or Potential Event of Default has occurred or will occur as a result of the proposed Loan; and

  (c)
  the representation and warranties set forth in Section 11 are true and accurate.

  The Lenders shall not be obliged to make available any Loan (whether concerning Facility A or B or whether under an initial or subsequent Utilisation Request) or to carry out any Rollover if, on the Closing Date, or on the relevant Utilisation Date or Rollover Date, whichever is relevant, as the case may be:

  (i)
  with respect to the initial Utilisation Request, the Conditions Precedent set forth in part 1 of Schedule 2 (and with regard to Facility A also as set forth in part 2 of Schedule 2) have not been fulfilled or waived in writing by the Agent;

  (ii)
  an Event of Default or Potential Event of Default has occurred or will occur as a result of the proposed Loan;

  (iii)
  any representation or warranty set forth in Section 11 (a) was not true or accurate as of the Signing Date with respect to the initial Utilisation Request or any subsequent Utilisation Request, except the representations and warranties as set forth in the Sections 11(a), 11(b), 11(c), 11(d), 11(h), 11(l), 11(o) and 11(q), which shall also be true and accurate on any Utilisation Date, or (b) is not or no longer true or accurate with respect to any Rollover Request;

  (iv)
  the Utilisation Request or Rollover Request, as the case may be, has not been duly completed or does not comply with the terms of the applicable Facility set forth in Section 2.2 or any other terms of this Agreement; or

  (v)
  the amount of the proposed Loan exceeds the amount available under the applicable Facility on the proposed Utilisation Date or Rollover Date, as the case may be, or at the end of the proposed Term.

6.     Interest

6.1   Interest Payment and Accrual of Interest

  Interest is due and payable by the relevant Borrower on the last day of the Term of that Loan (each such day being an "Interest Payment Date").

  If an Interest Payment Date would otherwise fall on a date which is not a Business Day, that Interest Payment Date will be the next following Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

  Interest accrues on any Loan from and including the respective Utilisation Date or Rollover Date, as the case may be, to but excluding the last day of the respective Term or, if the Term goes beyond the applicable Final Maturity Date, the applicable Final Maturity Date (the "Interest Period"). Interest is calculated on the basis of the actual days elapsed in the relevant period, divided by 360.

6.2   Interest Rate and Interest Calculation

  The rate of interest (the "Interest Rate") is

  (a)
  with respect to Facility A, the percentage rate per annum, which is the aggregate of (i) the applicable LIBOR and (ii) a margin of 3.00% per annum and

  (b)
  with respect to Facility B, the percentage rate per annum, which is the aggregate of (i) the applicable LIBOR and (ii) the Applicable Margin.

  The Applicable Margin shall be calculated on a semi-annual basis based on (i) the audited consolidated financial statements and the un-audited consolidated semi-annual statements of the Group and (ii) the Covenant Compliance Certificate for the last 12 month period. The Applicable Margin will be adjusted ten Business Days after receipt of the Covenant Compliance Certificate by the Agent.

  If the Agent does not receive the necessary financial information for the calculation of the Applicable Margin, the Applicable Margin for the previous Interest Period plus the Default Interest is payable. The Borrower will provide the Agent with all necessary details for such calculation.

6.3   Default Interest

  Upon the occurrence of an Event of Default, the relevant Borrower shall pay interest on the then outstanding amount of all Loans until the date on which the Event of Default no longer exists or on which all outstanding Loans have been fully repaid, the regular interest owed under this Section 6 at the applicable Interest Rate plus, as default interest, 2.00% per annum (the "Default Interest").

6.4   Recalculation of Interest

  If a Tax Deduction is required by law to be made by a Borrower in respect of any interest payable by that Borrower under a Loan and should it be unlawful for such Borrower to comply with paragraph (1) of Section 8.2 (Tax Gross-Up) for any reason (where this would otherwise be required by the terms of Section 8.2, taking into account the exclusions set out in paragraph 4 of Section 8.2), (a) the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have been applied to that interest payment (as provided for in the absence of this Section 6.4), (ii) divided by 1 minus the minimal permissible rate at which the relevant Tax Deduction is required to be made in view of domestic tax law and/or applicable tax treaties (where the rate at which the relevant Tax Deduction is required to be made is, for this purpose, expressed as a fraction of one (1)) and (b) (i) the Borrower shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Section 6.4, (ii) the Borrower shall make the Tax Deduction on the interest so recalculated, and (iii) all references to a rate of interest under such Loan shall be construed accordingly. The exclusions set out in paragraph 4 of Section 8.2 shall apply mutatis mutandis to the obligation to recalculate interest under this Section 6.4, such that in any such exclusion cases, no recalculation of interest shall be imposed on a Swiss Borrower.

  To the extent that interest payable by a Borrower under this Agreement becomes subject to Tax Deduction, each relevant Lender and each Borrower shall promptly cooperate with each other in completing any procedural formalities (including submitting forms and documents required to the appropriate Tax authority) to the extent possible and necessary for that Borrower to make interest payments (i) without being subject to the Tax Deduction or (ii) to being subject to a reduced Tax Deduction under an applicable Treaty. Paragraph 4 of Section 8.2 shall further apply mutatis mutandis.

  This Section 6.4 shall not apply in the situations described in the last paragraph of Section 8.2.

6.5   Market Disruption

  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

  (i)
  the Applicable Margin; and

  (ii)
  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

7.     Repayment and Cancellation

7.1   Ordinary Repayment

  The principal amount of Facility A then outstanding, plus any interest or other amounts owed with respect to the respective Loan, will become due and payable and shall be repaid without further notice the earlier of (i) the end of the Term of the Loan, taking into account any Rollover pursuant to Section 5.2 or (ii), if not repaid previously, on the Final Maturity Date.

  Facility B plus any interest or other amounts owed with respect to the respective Loan, will become due and payable and shall be repaid without further notice in the repayment instalments (the "Facility B Repayment Instalments") set out in Schedule 6, and any payment made with respect to a Repayment Instalment shall reduce the amount available under the Facility B to the extent of such payment, and the relevant Facility shall be irrevocably cancelled to the extent of such payment.

7.2   Voluntary Prepayments

  The Borrower shall have the right to prepay all or part of the principal amount of the Facility A Loan or the Facility B Loan outstanding, including interest accrued, by giving not less than 10 Business Days prior irrevocable notice to the Agent, each such prepayment being a voluntary prepayment (each a "Voluntary Prepayment"). The amounts being prepaid with respect to a Facility A Loan shall be no less than CHF 10,000,000 and in integral multiples of CHF 5,000,000 and with respect to a Facility B Loan shall be no less than CHF 5,000,000 and in integral parts of CHF 1,000,000.

  Any notice of an intended Voluntary Prepayment (i) shall be irrevocable and shall specify the date upon which such intended Voluntary Prepayment is to be made and the amount of such intended Voluntary Prepayment and (ii) shall oblige the respective Borrower to make such intended Voluntary Prepayment on such date.

  Any Voluntary Prepayment with respect to a Facility A Loan or a Facility B Loan shall automatically reduce the amount available under the respective Facility to the extent of such Voluntary Prepayment, and the relevant Facility shall be automatically cancelled to the extent of such Voluntary Prepayment.

  Voluntary Prepayments with respect to any Facility A Loan shall be applied first to reduce the outstanding principal amount and accrued interest on the Facility A Loan and second to reduce the outstanding principal amounts and accrued interest on the Facility B Loan, as applicable.

  Voluntary Prepayments with respect to any Facility B Loan shall be applied first to reduce the first Facility B Repayment Instalment and accrued interest on the Facility B Loan and second to reduce the outstanding principal amounts and accrued interest on the second Facility B Loan Instalment etc.

7.3   Mandatory Prepayment

  If one of the following events occurs, the respective member of the Group shall make, and the Borrower shall procure that such member will make, within 10 Business Days upon the occurrence of such event, mandatory prepayments (each a "Mandatory Prepayment") towards Facility A and Facility B then outstanding to the extent specified herein below.

  (a)
  A member of the Group has obtained additional or alternative debt or equity financing by issuing securities (including but not limited to shares, bonds and notes) on the capital market, provided, however, that any obligations arising under or in connection with any such transaction shall at all times be subordinated to all obligations arising under or in connection with this Agreement or any other Finance Document, in which case an amount equal to the total amount of the cash net proceeds of such transaction shall be fully applied to reduce first the outstanding amount under Facility A and then Facility B.

  (b)
  Any member of the Group receives net proceeds as a result of insurance claims of any member of the Group in a single insurance event or a series of related insurance events, in the aggregate amount of CHF 25,000,000 or more in any financial year, in which case an amount equal to the amount of the insurance proceeds net of third party indemnification payments shall be applied first towards the outstanding amount under Facility A and then after Facility B, unless and to the extent (i) the respective member of the Group decides to purchase equivalent assets within the following 6 month upon receipt of such proceeds and promptly notifies the Agent of such decision and (ii) such net proceeds are reinvested to purchase equivalent assets within the following 6 months pursuant to such decision.

  (c)
  Any member of the Group receives net proceeds as a result of a sale of assets of any member of the Group in a single transaction or a series of related transactions, in the aggregate amount of CHF 25,000,000 or more in any financial year, in which case an amount equal to the total amount of such net proceeds shall be applied first towards the outstanding amount under Facility A and then Facility B, unless and to the extent (i) the respective member of the Group decides to purchase equivalent assets within the following six months upon receipt of such proceeds and promptly notifies the Agent of such decision and (ii) such net proceeds are reinvested to purchase equivalent assets within the following 6 months pursuant to such decision.

7.4   Repayment due to Currency Rate Fluctuation

7.4.1  Facility A

  In case of any Facility A Loan being outstanding in USD:

  (a)
  the Agent may at any time during the term of this Agreement (i) calculate the equivalent in CHF of that Facility A Loan based on the relevant exchange rate as determined by the Agent on that day at 11:00 am (Swiss time) and (ii) determine the aggregate outstanding principal amount of the Facility A Loan (the "Aggregate Outstanding Facility A Loan"); and

  (b)
  if the Aggregate Outstanding Facility A Loan exceeds the Facility A Amount as by more than 3%, the Borrower shall promptly reduce and prepay Facility A Loan to the extent that the Aggregate Outstanding Facility A Loan exceeds the Facility A Amount and/or provide cash collateral in form and substance acceptable to the Agent for the amount by which the Aggregate Outstanding Facility A Loan exceeds the Facility A Amount.

7.4.2  Facility B

  In case of any Facility B Loan being outstanding in USD:

  (a)
  the Agent may at any time during the term of this Agreement (i) calculate the equivalent in CHF of that Facility B Loan based on the relevant exchange rate as determined by the Agent on that day at 11:00 am (Swiss time) and (ii) determine the aggregate outstanding principal amount of the Facility B Loan (the "Aggregate Outstanding Facility B Loan"); and

  (b)
  if the Aggregate Outstanding Facility B Loan exceeds the Facility B Amount as by more than 3%, the Borrower shall promptly reduce and prepay Facility B Loan to the extent that the Aggregate Outstanding Facility B Loan exceeds the Facility B Amount and/or provide cash collateral in form and substance acceptable to the Agent for the amount by which the Aggregate Outstanding Facility B Loan exceeds the Facility B Amount.

7.5   Illegality

  If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan that Lender (i) shall promptly notify the Agent upon becoming aware of that event and (ii) is entitled to cancel its Commitment and participation with respect to any Loan and to request from each Borrower the prepayment of its participation in any Loan made to that Borrower (including accrued interest thereon) at the last day of the Interest Period for each Loan or earlier, if necessary to comply with the applicable law.

  The Facilities will be reduced and cancelled in the amount of that Lender's Commitment. While the Commitment of all other Lenders remain unchanged, the Agent shall undertake, on a reasonable best efforts basis, to arrange for another Lender to increase its Commitment or to find an additional Lender in order to avoid a reduction and cancellation of the Facilities pursuant to this Section 7.5.

7.6   Breakage Costs

  The Borrower shall indemnify each Lender on demand against any loss or reasonable expense which that Lender has sustained or incurred as a consequence of:

  (a)
  an advance not being made following the service of a Utilisation Request (except as a result of the failure of that Lender to comply with its obligations under this Agreement); or

  (b)
  the failure of a Borrower to make payment on the due date of any sum due under this Agreement; or

  (c)
  the occurrence of any Event of Default or the operation of Section 14.2.

  Other than pursuant to Section 7.4.1(b) and/or 7.4.2(b), in case of any Voluntary Prepayment being made on a date prior to the last date of the Term of the respective Loan, the respective Borrower shall pay to the Agent (on the account of the Lenders) an amount equal to the amount (if any) by which (i) the additional interest (excluding the Applicable Margin) which would have been payable on the amount of such Voluntary Prepayment had it been paid on the last day of such Term exceeds (ii) the amount of interest which in the reasonable opinion of the Agent would have been payable to the Agent on the last day of such Term in respect of a deposit in the currency of the amount of such Voluntary Prepayment placed by it with a prime bank in the relevant interbank market for a period starting on the date of receipt of such Voluntary Prepayment and ending on the last day of such Term.

  The amount referred to in and to be calculated pursuant to this Section 7.6 (the "Breakage Costs") shall be calculated and notified to the respective Borrower by the Agent and become due for payment upon receipt of the notification by such Borrower.

8.     Increased Costs and Taxes

8.1   Increased Costs

  If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any Capital Adequacy Requirement or any other request from or requirement of any central bank or other financial, monetary or other authority.

  (a)
  a Lender or any parent company of such Lender is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Lender's entering into or assuming or maintaining a Commitment or performing its obligations under this Agreement;

  (b)
  a Lender or any parent company of such Lender incurs a cost as a result of such Lender's entering into or assuming or maintaining a Commitment or performing its obligations under this Agreement; or

  (c)
  there is any increase in the cost to a Lender or any parent company of such Lender of funding or maintaining such Lender's share of the Facilities;

  (d)
  then the Borrower shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Lender amounts sufficient to indemnify that Lender or to enable that Lender to indemnify its parent company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost (the "Increased Cost").

  A Lender intending to make a claim pursuant to this Section 8.1 shall deliver to the Agent a certificate to that effect specifying in reasonable detail the event by reason of which it is entitled to make such a claim and the amount of such claim immediately after having become aware of the Increased Cost, whereupon the Agent shall promptly pass such certificate to the Borrower.

8.2   Tax Gross-Up

  Payment of interest (including interest for late payment and default) and principal shall be made without any Tax Deduction, unless a Tax Deduction is required by law. Except as provided below, if any Taxes must be deducted from any amounts payable or paid by any Borrower pursuant to or under this Agreement, the Borrower required to make such Tax Deduction shall pay such additional amounts as may be necessary to ensure that the Lenders receive a net amount equal to the full amount which it would have received, had payment not been made subject to the Taxes.

  To the extent that interest payable by a Borrower under this Agreement becomes subject to Tax Deductions, each relevant Lender and each Borrower shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary for that Borrower to obtain authorisation to make interest payments without them being subject to Tax Deductions, or with them being subject to a lower Tax Deduction.

  In the event a Tax Deduction is refunded to the Lender by the relevant tax authority, the relevant Lender shall forward, after deduction of costs, such an amount to the Borrower which will leave it (after that payment) in the same after-tax position as it would have been if the Tax Deduction had not been required to be made by the relevant Borrower, further provided that the relevant Borrower has fully complied with its obligations under this Section 8.2.

  A Borrower is not required to make an increased payment to a Lender under paragraph (2) of this Section 8.2 and under Section 6.4 for a Tax Deduction in respect of Tax imposed from a payment of interest on a Loan, if on the date on which the payment falls due:

  (A)
  that payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Bank but on that date that Lender is not or has ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority; or

  (B)
  the relevant Lender is a Treaty Lender, and that Borrower is able to demonstrate that that payment could have been made to the Lender without the Tax Deduction, or, as the case may be, with a lower Tax Deduction, had that Lender complied with its obligations.

  For the avoidance of doubt neither this Section 8.2 nor Section 8.3 shall apply (i) to income tax assessed or imposed on a Lender under the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes, if that income tax is imposed on or calculated by reference to the net income received or receivable by that Lender or to (ii) losses, liabilities, taxes or costs incurred by a Borrower or an Obligor as a result of a Lender ceasing to be a Qualifying Bank (Section 19.4).

8.3   Tax Indemnity

  The Borrower shall, within 3 Business Days of demand by the Agent, indemnify a Lender against the loss, liability or cost that the Lender will suffer or has suffered, directly or indirectly, in the amount of any Taxes deducted, withheld, incurred or accounted for by a Lender in respect of any of the Finance Documents, irrespective of whether such Taxes were correctly assessed or demanded. A Lender making, or intending to make a claim pursuant to this Section 8.3 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. Such Lender shall deliver a certificate to the Borrower, which specifies in reasonable detail the amount payable under this section and the basis for the calculation of that amount.

  Paragraph (1) of this Section 8.3 shall not apply to the extent a loss, liability or cost (i) is compensated for by an increased payment under Section 8.2 or Section 6.4 or (ii) would have been compensated for by an increased payment under Section 8.2 or Section 6.4 but was not so compensated solely due to one of the exclusions of paragraph 4 of Section 8.2.

9.     Security

  As security for Facility A and Facility B the Borrower shall grant or arrange for the grant for a pledge of all of the shares of the Target directly or indirectly held by the Borrower comprising of the following Security, it being specified that such pledge shall be perfected upon completion of the Tender Offer or of the Acquisition as the case may be.

  The Borrower's undertaking under this provision consisting accordingly, up to completion of the Acquisition:

  (1)
  in perfecting prior to utilisation of Facility B, the pledge on all the shares in Target then owned by the Borrower and its Subsidiaries and/or Affiliates:

  (a)
  The Borrower shall grant to the Agent in its capacity as Security Agent and acting in the name and on behalf of each of the Lenders a first ranking pledge over all of its present and future shares of the Target representing approximately 7.3% of the Class A shares and approximately 5.7% of the total share capital of the Target to secure Facility A and Facility B in accordance with the terms of the relevant Security Agreement.

  (b)
  Kudelski Interactive USA Inc., Wilmington, Delaware, shall grant to the Agent in its capacity as Security Agent and acting in the name and on behalf of each of the Lenders a first ranking pledge over all of its present and future shares of the Target representing 100% of the Class B shares and approximately 21.9% of the total share capital of the Target to secure Facility A and Facility B in accordance with the terms of the relevant Security Agreement.

  (c)
  Kudelski Interactive Cayman Ltd, Grand Cayman, Cayman Islands, shall grant to the Agent in its capacity as Security Agent and acting in the name and on behalf of each of the Lenders a first ranking pledge over all of its present and future shares of the Target representing approximately 6.1% of the Class A shares and approximately 4.7% of the total share capital of the Target to secure Facility A and Facility B in accordance with the terms of the relevant Security Agreement.

  (2)
  in perfecting at the latest 5 days after the first utilisation of Facility A, in accordance with the relevant Security Agreements mentioned above, the pledge on all the shares in Target owned by the Borrower and its Subsidiaries and/or Affiliates after the completion of the Tender Offer.

  (3)
  in perfecting after the completion of the Acquisition, in accordance with the relevant Security Agreements mentioned above, the pledge on all the shares in Target owned by the Borrower and its Subsidiaries and/or Affiliates after the completion of the Acquisition.

  In case the Merger is carried out as a forward merger, i.e. the Target will not be the surviving entity and the Target will be absorbed by the surviving entity, the Borrower shall grant (or arrange for the grant of) to the Agent in its capacity as Security Agent and acting in the name and on behalf of each of the Lenders a first ranking pledge over all of the present and future shares of such surviving entity representing 100% of the total share capital of such surviving entity to secure Facility A and Facility B in accordance with the terms of the relevant Security Agreement.

10.   Guarantee

  The Additional Guarantor, as long as it owns Class B shares of the Target, herewith irrevocably and unconditionally guarantees to each Lender in accordance with the terms of article 111 of the Swiss Federal Code of Obligations, as primary obligor and not merely as a surety, irrespective of the validity of this Agreement or any other Finance Document, and waiving all rights of objection and defence arising from or under this Agreement or any other Finance Document, to pay to the Agent on behalf of the Lenders any amount due and payable by any of the Borrower and/or any of the companies of the Group upon first written demand from the Agent confirming that an amount equivalent to the amount claimed under this Guarantee has remained unpaid by any of the Borrower and/or any of the companies of the Group on the due date.

  Notwithstanding any reference to obligations of any Borrower and/or any of the companies of the Group in the Agreement or any other Finance Document, the Additional Guarantor acknowledges that its obligations under this Guarantee shall be of a non-accessory (nicht akzessorischer / non-accessoire) nature within the meaning of article 111 Swiss Federal Code of Obligations, independent of the obligations of any Borrower under this Agreement or any other Finance Document.

  This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Agent or any Lender.

  All payments under this guarantee shall be made free and clear of, and without with-holding or deduction for, any Taxes of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such Tax Deduction is required by law. In that event, the Additional Guarantor shall pay such additional amounts as shall result in receipt by the Agent of such amounts as would have been received by him had no such withholding or deduction been required.

  If a Tax Deduction is required by law to be made by the Additional Guarantor in respect of any interest payable by it on behalf of a Lender under this guarantee and should it be unlawful for the Additional Guarantor to comply with paragraph (4) herebefore for any reason, (a) the applicable interest rate in relation to that interest payment under this guarantee shall be (i) the interest rate which would have been applied to that interest payment (as provided for in the absence of paragraph (4) herebefore), (ii) divided by 1 minus the minimal permissible rate at which the relevant Tax Deduction is required to be made in view of applicable tax law and/or double taxation

  Treaties (where the rate at which the relevant Tax Deduction is required to be made is, for this purpose, expressed as a fraction of one (1)) and (b) (i) the Additional Guarantor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph (5), (ii) the Additional Guarantor shall make the Tax Deduction on the interest so recalculated, and (iii) paragraphs (2) and (3) of Section 8.2 shall apply, mutatis mutandis, in respect of such payment under this guarantee.

  The Additional Guarantor is not required to make an increased payment to a Lender under paragraphs (4) and (5) herebefore for a Tax Deduction in respect of Tax imposed from a payment of interest made on behalf of any Borrower or any of the companies of the Group, if

          (A)  that payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Bank but on that date that Lender is not or has ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority; or

          (B)  the relevant Lender is a Treaty Lender, and that Borrower is able to demonstrate that that payment could have been made to the Lender without the Tax Deduction, or, as the case may be, with a lower Tax Deduction, had that Lender complied with its obligations.

11.   Representations and Warranties

  The Borrower represents and warrants in relation to itself and the respective companies of the Group to each Finance Party that:

  (a)
  the Obligors and the Material Subsidiaries are duly incorporated, validly existing and, to the extent such legal concept is known in the relevant jurisdiction, in good standing under the laws of its/their place of incorporation in the legal form apparent from their name and it is and they are, respectively, entitled to hold its/their assets;

  (b)
  the Obligors and the Material Subsidiaries are in possession of all material authorisations, approvals, licenses, consents and registrations required for the proper conduct of business as it is being conducted;

  (c)
  the Obligors and the Material Subsidiaries are in all material respects (i) in compliance with all applicable laws or regulations or any official or judicial order of competent authorities, as well as (ii) in compliance with, and maintain, all material regulatory authorisations, approvals, licenses, consents and registrations;

  (d)
  no resolution has been taken by any Obligor or the Material Subsidiaries, no procedure or application has been notified to any Obligor or the Material Subsidiaries for its/their winding-up, liquidation, dissolution, bankruptcy (Konkurs / Faillite), restructuring (Nachlassverfahren / procedure concordataire précédant la faillite) or change of its legal form (Rechtsform / forme juridique) (or equivalent proceedings under applicable foreign law) where it is likely that such procedure or application will be adjudicated against the Borrower or any Material Subsidiary and will result in such winding-up, liquidation, dissolution, bankruptcy, reorganization or change of legal form;

  (e)
  the entering into, the signing and the performance of the Finance Documents to which the Obligors are a party do not result in a violation of any material provision of law or regulation applicable to them, any provision of its sections of incorporation or any material arrangement, instrument or other material contractual obligation binding upon them or any Material Subsidiary;

  (f)
  the Obligors have obtained or effected all corporate authorizations required to validly enter into the Finance Documents to which they are a party and to perform their rights, and comply with and fulfil their obligations under the Finance Documents. For the documents listed in Schedule 2, part 1, lit. c, d, h and g, the representation and warranty contained in this section (f) becomes effective only upon delivery of such documents;

  (g)
  all obligations of the Obligors under the Finance Documents to which they are a party are legal, valid, binding obligations and enforceable against them in accordance with their terms;

  (h)
  all obligations and liabilities of the Obligors under this Agreement, rank, and will rank at all times, either pari passu in right of payment with or senior to all claims of all of their other unsecured and unsubordinated creditors, except for obligations mandatory preferred by law applying to companies generally;

  (i)
  except for any filing requirement with the Security Exchange Commission (SEC), it is not necessary that this Agreement, any Security Agreement (except as provided for in such Security Agreement) or any other Finance Document be filed, recorded or enrolled with or approved by any court or other authority, or that any stamp, registration or similar tax be paid on or in relation to this Agreement, any Security Agreement or any other Finance Document;

  (j)
  with respect to Swiss Borrowers only, its aggregate number of creditors other than Qualifying Banks, under all outstanding loans, facilities and/or private placements (including under this Agreement) does not exceed 20;

  (k)
  it is not required to make any deduction or withholding for or on account of Tax from any payment it may make under this Agreement, any Security Agreement or any other Finance Document;

  (l)
  save for the Security granted or to be granted pursuant to Section 9, no Security exists over all or any of its present or future revenues or assets other than Security by operation of law or as would otherwise be permitted by Section 13.1(e);

  (m)
  there are no litigation, arbitration or administrative proceedings which are current, or, to the best of its knowledge, threatened or pending against any company of the Group (or in case of civil actions to exceed CHF 5,000,000 per dispute), it being specified that (i) any appraisal rights or other type of proceedings arising out of the Acquisition or the Tender Offer and (ii) any litigation, arbitration or administrative proceedings which do not impact negatively the capacity of the Borrower to comply with its obligations under this Agreement, shall not be deemed to constitute a violation of this representation and warranty, no matter whether the CHF 5'000'000 threshold is reached or not;

  (n)
  all companies of the Group are not in breach of or in default under any agreement to which they are a party or which are binding on its or any of its assets which concerns assets with a value of more than CHF 10,000,000;

  (o)
  the audited and consolidated financial statements of the Group and the most recent audited, or, other than for the Borrower the unaudited, statutory financial statement of the Obligors (for the first time as of 31 December 2008) have been carefully prepared in accordance with local accounting principles and the provisions of the Swiss Code of Obligations or the respective law the Obligor is incorporated under;

  (p)
  no debt collection proceedings (Schuldbetreibungsmassnahmen / mesures de poursuite pour dettes) in the amount of more than CHF 5,000,000 in aggregate are pending against any company of the Group nor, to the best of their knowledge, is the initiation of such proceedings threatened (in both cases with the exception of summary notices to pay (Zahlungsbefehle / commandement de payer) in Switzerland);

  (q)
  no Event of Default has occurred or no Potential Event of Default has occurred or will occur as a result of the proposed Loan;

  (r)
  since the due date of the most recent audited annual financial statements (for the first time as per 31 December 2008) no Material Adverse Change has occurred, and, to the best of its knowledge, no Material Adverse Change is threatened;

  (s)
  all information undertakings set forth in Section 12 and all covenants set forth in Section 13 are fulfilled; and

  (t)
  the most recent audited consolidated financial statement of the Group (i.e. as of 31 December 2008 on the date of this Agreement) gives a true and fair view of the financial position and results of operation of the Group and has been prepared in accordance with the Accounting Standards being applied on a consistent basis, and no material liabilities (including contingent liabilities) and no material unrealized or to be expected losses of the respective Borrower or of a member of the Group existed up to the date of the most recent audited consolidated financial statement that was required to be, but was not, reflected in the audited consolidated financial statement and adequate reserves for potential liabilities have been created in conformity with the Accounting Standards.

  (u)
  No proceeds of any Facility will be used in a manner that would, directly or indirectly, violate, or result in a violation of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System of the United States of America.

  The representations and warranties set forth in this Section 11 are deemed to be made, unless otherwise stated, by the Borrower for itself and for the respective companies of the Group as the case may be on the Signing Date and on any Rollover Date, always by reference to the facts and circumstances then existing. The representations and warranties set forth in the Sections 11(a), 11(b), 11(c), 11(d), 11(h), 11(l), 11(o) and 11(q) are deemed to be made, unless otherwise stated, by the Borrower for itself and for the respective companies of the Group on any Utilisation Date, always by reference to the facts and circumstances then existing.

12.   Information Undertakings

  The undertakings in this Section 12 remain in force from the Signing Date for so long as any amount is outstanding under this Agreement or any Commitment is in force.

12.1 Financial Information

  The Borrower shall provide the Agent for the attention of the Lenders with an adequate number of copies of the following documents/information:

  (a)
  within 70 calendar days after the end of each financial half year, beginning as per 30 June 2010, semi-annually interim financial statements (income statement, balance sheet and cash flow statement) of the Group on a consolidated basis including a comparison with the preceding year's results for the same period as well as the budgeted results together with a brief management commentary thereto explaining deviations from budgeted results;

  (b)
  within 90 calendar days after the end of each financial year, beginning as per 31 December 2009, audited annual financial statements (income statement, balance sheet, cash flow statements and auditor's report) of the Group on a consolidated basis and of each Borrower on a stand-alone basis;

  (c)
  within 70 calendar days after the end of each financial half year, beginning as per 30 June 2010, and again within 90 calendar days after the end of each financial year, beginning as per 31 December 2009, the Covenant Compliance Certificate confirming that all Financial

    Covenants are complied with and showing the detailed calculation of the Financial Covenants, signed by the CFO of the Group together with an authorised signatory of the Borrower (an authorised signatory also being a person who is authorised to sign documents with the Lenders);

  (d)
  no later than 31 January of each year, beginning on 31 January 2010, the annual budget of the Group for the current financial year on a consolidated basis, including projected income statements, cash flow statements and balance sheet substantially in the form of Schedule 12 together with a brief commentary, and if the Group adopts a revised budget which materially changes to projections in the previously delivered budget, such revised budget promptly upon its adoption;

  (e)
  no later than 31 January of each year, beginning on 31 January 2010, medium term projections of the Group up to Final Maturity Date of Facility B on a consolidated basis together with a brief management commentary thereto, particularly containing explanations of material changes (if any) to the Business Plan;

  (f)
  within 70 calendar days after the end of each financial half year (December/June, beginning as per 30 June 2009) a current overview of the external bank debt situation, showing the limits made available outside this Agreement and the drawn-down amounts;

  (g)
  additional information relating to the business, operations, performance, prospects and financial conditions of the Group, at any time upon reasonable request by the Agent;

  (h)
  annual update of Annex 11 (list of Material Subsidiaries) to be provided within 90 calendar days after the end of each financial year, beginning as per 31 December 2010.

12.2 Further Information

  The Borrower shall immediately notify the Agent of (a) the occurrence of any Event of Default or any Potential Event of Default, (b) the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any company of the Group, and which would represent, if adversely determined, or can reasonably be expected to represent, a Material Adverse Change and (c) any other circumstances or events which represent, or can reasonably be expected to represent, a Material Adverse Change.

13.   Covenants

  The covenants in this Section 13 remain in force from the Signing Date for so long as any amount is outstanding under this Agreement or any Commitment is in force.

13.1 Negative Covenants

  The Borrower shall, and each Borrower shall procure that each company of the Group will, not undertake any of the following actions without the prior written consent of the Agent:

  (a)
  until repayment of Facility A, repurchase or repay share capital of the Borrower, except the repurchase or repayment of share capital limited to the issuing of an employee share plan or an employee stock option plan;

  (b)
  except as permitted by clause (c) or (d), incur any Financial Indebtedness in any way after the Signing Date, other than indebtedness arising from obligations under this Agreement or the Permitted Financial Indebtedness, it being understood that the relevant company of the Group is entitled (i) to amortise, and pay interest with respect to, the Permitted Financial Indebtedness in accordance with the terms of the relevant agreements with the respective creditors and (ii) to refinance at any time the Convertible (or part of it) provided such refinance is made on terms which do not impact negatively the capacity of the Borrower to comply with its obligations under this Agreement;

  (c)
  except as permitted by clause (b) or (d), make loans or grant any credit or to enter into any other transaction having a similar effect to any person other than entities within the Group, including personnel of the Group, in the aggregate amount of more than CHF 20,000,000;

  (d)
  except as permitted by clause (b) or (c), make loans or grant any credit or to enter into any transaction having a similar effect to a member of the Group which is not a Borrower or a Guarantor, other than loans granted in the ordinary course of business, whereas any intercompany loan granted as part of a Group restructuring process is considered as being in ordinary course of business, and/or necessary to execute the Tender Offer or the Acquisition.

  (e)
  grant, create or permit to subsist any Security (including personal securities (Personalsicherheiten / sûretés personelles) such as surety and guarantees) over any of its present or future assets, except for Security arising by operation of law, Security that secures obligations under this Agreement and except for security that is customary to be granted in the market and amounts to not more than CHF 50,000,000, intended to secure the Permitted Financial Indebtedness.

  (f)
  enter into any acquisition, amalgamation, demerger, merger, reorganization or joint venture (other than the Tender Offer or the Acquisition) having an aggregate enterprise value of more than CHF 50,000,000 in any financial year, unless such transaction is among Subsidiaries of the Group and the Borrower remains in control of 100% of the surviving entities;

  (g)
  making capital expenditures for an amount exceeding 110% of the total budget for investments resulting from the Business Plan of the Group. Investments planned in the Business Plan but not made in any given financial year may be added to the investment budget for the next financial year;

  (h)
  enter into any single transaction or series of related transactions to sell, lease, transfer or otherwise dispose of any assets other than a sale, lease, transfer or other disposal where the higher of the market value or consideration receivable does not exceed CHF 25,000,000 in any financial year calculated on a consolidated basis for the Group;

  (i)
  make material changes to the Accounting Standards and, with regard to Material Subsidiaries, to the articles of association (including changing the fiscal year and restricting the transferability of shares being part of the Security pursuant to Section 9), except if and in so far as required by law or in connection with US GAAP or except if and in so far as required in connection with IFRS;

  (j)
  make changes to its legal structure or the legal structure of the Group as a whole where such changes have a material impact on the ability of the Borrower to comply with its obligations under this Agreement; and

  (k)
  speculative hedging transactions.

13.2 Positive Covenants

  Each Borrower shall, and each Borrower shall procure that each company of the Group will, undertake each of the following actions:

  (a)
  with regard to Material Subsidiaries, maintain the general nature and scope of its business and its material assets as the same has been maintained on the Signing Date;

  (b)
  with regard to Material Subsidiaries, maintain all material authorizations, approvals, licenses, consents and registrations required for the proper conduct of its business;

  (c)
  enter into any transaction with a third party only on at arms-length commercial terms;

  (d)
  maintain and protect its intellectual property rights, in accordance with existing policy;

  (e)
  with regard to Material Subsidiaries, maintain insurance policies that adequately insure it in accordance with sound industry practice and existing policy;

  (f)
  pay all Taxes when they become due or, if respective tax assessments are challenged in good faith and the relevant challenge has suspensive effect, make appropriate provisions for the Taxes to the extent required by the Accounting Standards;

  (g)
  comply in all material respects with all laws, regulations, approvals and consents applicable to it;

  (h)
  ensure that all obligations and liabilities of it under this Agreement, rank, and will rank at all times, either pari passu in right of payment with or senior to all claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatory preferred by law applying to companies generally;

  (i)
  with regard to Swiss Obligors, comply with the 20 Non-Bank Creditor Rule; and

  (j)
  inform the Agent about extraordinary business developments (in particular if they might have a material impact on the Group or might cause an Event of Default).

14.   Event of Default

14.1 Definition of Events of Default

  Each of the following events or circumstances constitutes an Event of Default:

  (a)
  A Borrower or any other company of the Group does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless such failure is remedied within five Business Days thereafter.

  (b)
  Any Financial Indebtedness of any company of the Group is not paid when due nor within any applicable grace period, any Financial Indebtedness of any company of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any company of the Group is cancelled or suspended by a creditor of any company of the Group or any creditor of any company of the Group becomes entitled to declare any Financial Indebtedness of any company of the Group due and payable prior to its specified maturity, provided, however, that this is a result of an event of default and the aggregate amount unpaid or declared due and payable for all Borrower and companies of the Group together at any point in time exceeds CHF 10,000,000.

  (c)
  A Borrower or any company of the Group becomes insolvent, is declared bankrupt by a court, applies for bankruptcy (Konkurs / faillite) or reorganization (Nachlassstundung / sursis concordataire), has a resolution passed for its winding-up or liquidation or suspends its business operations or any similar events, or a Borrower or any company of the Group makes or proposes a general assignment, arrangement or composition with or for the benefit of its creditors, or enters into negotiations with one or more of its Financial Indebtedness' creditors aiming at a restructuring, readjustment or rescheduling of any part of its Financial Indebtedness as a consequence of an unwillingness or inability to pay by such company and such event exceeds CHF 20,000,000 of book value of such company.

  (d)
  A Borrower or any company of the Group ceases or suspends, or threatens to cease or suspend, to carry on all or a substantial part of its business, it being understood ceasing or suspending a business line with less that CHF 20,000,000.- of annual sales shall be not deemed a substantial part of the Group's business and in case more than one business line is being ceased or suspended, the above mentioned threshold amount applies to the total of such ceasing or suspending during one financial year.

  (e)
  A Borrower and/or a company of the Group fails to duly perform or comply with any obligation, covenant (including the Financial Covenants) or undertaking set forth in this Agreement or any other Finance Document to which it is a party, and such failure has not been remedied within 30 Business Days thereafter.

  (f)
  Any representation or warranty provided in Section 11 is or proves to have been incorrect or misleading in any material respect when made, unless, to the extent possible, remedied within 10 Business Days after the misrepresentation occurred.

  (g)
  A Material Adverse Change has occurred after completion of the Tender Offer or the Acquisition.

  (h)
  The independent auditor of the Borrower or of any company of the Group having annual sales of more than CHF 20,000,000 per financial year makes a material reservation or qualification in its audit report, provided such reservation or qualification is reflected by the Group auditors in the consolidated group report and/or by the auditors of the Borrower in the Borrower's annual report.

  (i)
  Parts of this Agreement or the other Finance Documents related to the Facilities and the Security becomes void or invalid.

  (j)
  A Change of Control has occurred.

14.2 Consequences of an Event of Default

  Upon the occurrence of an Event of Default (in relation to an Event of Default pursuant to Section 14.1, after the un-remedied expiry of the cure period), the Agent may through written notice issued to the Borrower by the Agent:

  (a)
  cancel a Facility or all Facilities not drawn with immediate effect; and/or

  (b)
  declare due and payable all outstanding amounts under the Facilities, including, but not limited to, principal, interest accrued thereon up to the date of actual payment, fees and any other cost related to the respective Facility;

  (c)
  have the Security Agent enforce the Security; and/or

  (d)
  have the terms and conditions changed (after consultation with the Lenders).

15.   Indemnity

  The Borrower shall, within 3 Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

  (a)
  the occurrence of any Event of Default;

  (b)
  a failure by a Borrower to pay any amount due under this Agreement or any other Finance Document on its due date;

  (c)
  funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request or Rollover Request, as the case may be, but not made (other than by reason of default or gross negligence by that Lender alone); or

  (d)
  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

16.   Limitations on Finance Documents by Swiss Obligor

  If and to the extent that a Swiss Obligor is liable under the Finance Documents, including, without limitation, under Section 15, for obligations of its Affiliates (other than its direct Subsidiaries) and that complying with such obligations would constitute a repayment of capital (Einlagerückgewähr / remboursement de capital) (including by way of a violation of the legally protected reserves (gesetzlich geschützte Reserven / reserves legales protegées)) or the payment of a (constructive) dividend (Gewinnausschüttung / payment de dividende) the aggregate (a) liability of that Swiss Obligor and (b) use of proceeds of Security granted by that Swiss Obligor under this Agreement and any and all other Finance Documents for, or with respect to, obligations of any other Obligor (other than the direct or indirect Subsidiaries of such Swiss Obligor) shall not exceed at any time the amount of that Swiss Obligor's freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (x) the aggregate share capital and (y) statutory reserves (including reserves for own shares and revaluations as well as capital surplus), to the extent such reserves cannot be transferred into unrestricted, distributable reserves. The amount of equity freely disposable shall be determined on the basis of an up-to-date annual or interim balance sheet of that Swiss Obligor.

  The limitation in this Clause 16 shall only apply to the extent it is a requirement under applicable law at the time

  (i)
  the relevant Swiss Obligor is required to perform or

  (ii)
  Security granted by the relevant Swiss Obligor is enforced under the Finance Documents, and

  (iii)
  shall not free any Swiss Obligor from its obligations in excess of the freely disposable equity, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding the limitation in this Clause 16.

  If so required under applicable law (including double tax Treaties) at the time it is required to make a payment under this Agreement, a Swiss Obligor: (a) may deduct the withholding tax due under the Swiss Federal Act on the Withholding Tax (the Swiss Tax) at the rate of 35 per cent (or such other rate as is in force at that time) from any payment made by that Swiss Obligor under the Finance Documents deemed to be a constructive dividend; (b) may pay the Tax to the Swiss Federal Tax Administration; and (c) shall notify and provide evidence to the Facility Agent that the Tax has been paid to the Swiss Federal Tax Administration.

  That Swiss Obligor shall as soon as possible after the deduction of the Tax (a) ensure that any person which is, as a result of a payment under this Agreement, entitled to a full or partial refund of the Tax, is in a position to apply for such refund under any applicable law (including double tax Treaties) and (b) in case it has received any refund of the Tax, pay such refund to the Facility Agent upon receipt thereof.

  Each Swiss Obligor shall, and any shareholder of such Swiss Obligor being a party to any Finance Document shall procure that such Swiss Obligor will, take and cause to be taken all and any other action including, without limitation, (a) the passing of any shareholders' resolutions to approve any payment or other performance under the Finance Documents and (b) the obtaining of any confirmations (including confirmations by the respective Swiss Obligor's auditors) which may be required as a matter of Swiss mandatory law in force at the time that Swiss Obligor is required to make a payment or perform other obligations under the Finance Documents in order to allow a prompt payment, a prompt use of proceeds from security as well as the performance of other obligations under the Finance Documents with a minimum of limitations.

17.   Fees and Expenses

17.1 Arrangement and Participation Fee

  The Borrower and/or the Additional Borrower shall pay to the Agent (for the account of the Lenders) an arrangement and participation fee in the amount and at the time as separately agreed between the Borrower and the Agent in the mandate letter and any amendment thereto (the "Side Letter").

17.2 Agency Fee and Security Agent Fee

  The Borrower and/or the Additional Borrower shall pay to the Agent (for its own account) an agency fee and shall pay to the Security Agent (for its own account) a security agency fee in the amounts and at the times as separately agreed between the Borrower and the Agent in the Side Letter.

17.3 Transaction and Out of Pocket Expenses

  The Borrower and/or the Additional Borrower shall on demand promptly pay to the Agent and the Arranger the amount of all external and documented costs and expenses (including accountants, outside legal counsel and any notary fees) and out of pocket expenses (including, but not limited to those reasonably incurred at any time by any of them in connection with the negotiation, preparation, printing, execution, perfection, syndication and administration of the Facilities, including but not limited to the negotiation, preparation, printing, execution and perfection of this Agreement, the Security Agreements and any other Finance Documents) incurred by the Arranger and/or Agent at any time in connection with the Facilities, it being understood that the Arranger / Agent will mandate reputable law firms to document the Facilities.

17.4 Enforcement Expenses

  The Borrower and/or the Additional Borrower shall, within 3 Business Days of demand, pay to the Agent (on behalf of the Lenders) the amount of all costs and expenses (including legal fees properly documented) incurred by the Agent (on behalf of the Lenders) and/or the Lenders in connection with the enforcement of, or the preservation of any rights under, any Finance Document, including but not limited to any costs arising in connection with an Event of Default or any action the Agent may reasonably incur in connection with this Agreement.

18.   Role of the Agent and the Lenders

18.1 Appointment of the Agent

  Each of the Lenders hereby appoints the Agent to act as its agent under and in connection with the Finance Documents and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent under and in connection with the Finance Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. Each Borrower acknowledges such rights and powers.

  The Lenders appoint the Agent (in its capacity as Security Agent) as their agent to act in a fiduciary capacity and/or representative (direkter Stellvertreter / représentant direct), as the case may be, in connection with the Security granted pursuant to Section 9 and the Security Agreements.

18.2 Resignation or Dismissal of the Agent and Successor Agent

  In case of a resignation or dismissal of the Agent to act as the agent of the Lenders, the Agent or the Lenders, as the case may be, shall timely appoint a successor and the Agent or its successor shall give timely notice to the Borrower thereof. If a successor to the Agent is appointed by the Lenders or the Agent, as the case may be, then the retiring Agent shall be discharged from any further obligations under this Agreement and its successor and each of the Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party to this Agreement.

18.3 Internal Relationship

  The internal relationship between and among the Lenders and the further role of the Agent shall be regulated in a separate inter-bank agreement.

18.4 Sharing among the Lenders

  The Borrower acknowledges that the following arrangement will substantially be agreed between the Lenders:

  (a)
  If a Lender (a "Recovering Lender") receives or recovers by way of set off, court decision or otherwise an amount from a Borrower in excess of the amount the Recovering Lender would have been paid (via the Agent) in relation to its participation in that Loan had the receipt or recovery been received or made by the Agent and if such amount was not specifically designated for that Lender pursuant to the terms of this Agreement, such Lender has to promptly notify the Agent of such amount received or recovered and within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made. A Recovering Lender is not obliged to share with any other Lender any amount which that Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if (i) it notified the other Lenders of the legal or arbitration proceedings and (ii) the other Lenders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

  (b)
  If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender to any Borrower or a third party, then each Lender which has received a share of the relevant Sharing Payment shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay).

  (c)
  Each Lender, being a Recovering Lender that has made a Sharing Payment according to Section 18.4(a) or a Lender that has to repay a Sharing Payment according to Section 18.4(b), is for the purpose of such Sharing Payments entitled to debit the account of the Borrower accordingly. For avoidance of doubt, a Sharing Payment among the Lenders does not reduce or restrict the obligations of any Borrower under this Agreement in any way.

19.   Assignments and Transfer

19.1 Assignments and Transfers by the Borrower

  No Borrower shall be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement or any other Finance Document.

19.2 Additional Borrowers

  The Borrower may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

  (a)
  the Borrower delivers to the Agent a duly completed and executed Accession Letter as set forth in Schedule 10;

  (b)
  the Borrower confirms that no Event of Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

  (c)
  the Borrower becomes a guarantor in accordance with the provisions set forth in Schedule 10; and

  (d)
  the Agent has received all of the documents and other evidence listed in Schedule 2 in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

  The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 2.

19.3 Assignments and Transfers by Lenders

19.3.1  Assignments and Transfers by Lenders to Qualifying Banks

  To the extent permitted by the provisions of a separate inter-bank agreement, and subject to compliance with this Section 19.3.1, any Lender may, without notification of, or consent by, the Borrower, the Agent or another Lender, fully or partially assign or transfer their risks assumed under the Finance Documents by means of derivative instruments or other transactions with the same economic purpose, to third parties that are Qualifying Banks in Switzerland or abroad and/or assign (silent) sub-participations to its proportion of the Commitment to third parties that are Qualifying Banks (each a "New Lender").

  A transfer or assignment is only effected in accordance with this Section 19.3.1 by delivery by the existing Lender and the New Lender of a duly completed and duly executed Transfer Certificate substantially in the form set out in Schedule 8 hereto to the Agent. The Agent shall, as soon as reasonably practicable after receiving a Transfer Certificate, notify the Borrower of such assignment or transfer and send to the Borrower a copy of that Transfer Certificate.

  Subject to paragraph (2) of this Section 19.3.1, the relevant New Lender shall become a Party hereto as a Lender, and it and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an original Party hereto as Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the relevant Lender shall be released pro rata of the proportion of the Commitment so transferred from further obligations hereunder.

19.3.2  Assignments and Transfers by Lenders in case of an Event of Default

  In case of an Event of Default which is continuing and, in case of 14.1(e) and 14.1(f) upon notification of the Agent that the grace period of such Event of Default has started and has not been remedied, any Lender may, without notification of, or consent by, the Borrower, the Agent or another Lender may fully or partially assign or transfer all or any of its rights, benefits and obligations under this Agreement to any third parties (including to Non-Qualifying Banks) in Switzerland or abroad and/or assign (silent) sub-participations to its proportion of the Commitment to any third parties (including Non-Qualifying Banks) and, for the avoidance of doubt, paragraphs 1, 2, 3, 4 and 5 of Section 8.2 shall apply mutatis mutandis.

19.4 Lender Ceasing to be a Qualifying Bank

  Any Lender which in respect of a Borrower becomes aware that it might cease or will cease to be a Qualifying Bank and any Lender which has ceased to be a Qualifying Bank shall promptly notify that Borrower hereof. If in such an event in respect of that Borrower the 10 Non-Bank Creditor Rule and/or the 20 Non-Bank Creditor Rule would be violated (in case the Lender has not yet, upon notification to the Borrower, ceased to be a Qualifying Bank) or is violated (in case the Lender has upon notification already ceased to be a Qualifying Bank), the relevant Borrower shall have the right to request that the respective Lender assigns or transfers all of its rights and obligations under this Agreement to an existing Qualifying Bank or a new Qualifying Bank, all in accordance with this Section 19.3.

20.   General Provisions

20.1 Notices

  All notices or other communications to be given under or in connection with this Agreement shall be made in writing and in English or German, and shall be delivered by hand, by registered mail (return receipt requested) by an internationally recognized courier or, unless the Agent determines otherwise for notices addressed to the Agent or the Lenders, by telefax or by e-mail to the following addresses, provided that notices by the Agent under Section 14 regarding the cancellation or acceleration of any or all Facilities and notices by the Agent under Section 18 and Section 19.2, if delivered by e-mail or telefax shall be concurrently delivered also by registered mail (return receipt requested):

if to Agent, Arranger or Lenders:	Credit Suisse Syndications/SGAF 3 Giesshübelstrasse 30 CH-8070 Zurich Fax: +41 44 337 00 31 E-mail: syndications.desk@credit-suisse.com
if to the Borrower or Guarantors:	Kudelski S.A. Att. M. Mauro Saladini Chief Financial Officer Route de Genève 22-24 1033 Cheseaux-sur-Lausanne Switzerland Fax : +41 21 732 01 05

With a copy to:	Kudelski S.A. Att. M. Santino Rumasuglia VP Treasury and Investor Relations Route de Genève 22-24 1033 Cheseaux-sur-Lausanne Switzerland Fax : +41 21 732 31 44

  or any substitute address or fax number as a Party may notify to the other in accordance with the above by giving not less than five calendar days' notice.

  Any notice to be given hereunder shall be given prior to the expiry of a term or deadline set forth in this Agreement or by applicable law. All notices, communications, documents or other information shall be effective only if received by the Party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Section 20.1). For the avoidance of doubt, notices by the Agent under Section 14 regarding the cancellation or acceleration of any or all Facilities and notices by the Agent under Section 18 and Section 19.2 are deemed to be received upon receipt of the notice delivered by registered mail (return receipt requested).

  The Parties agree that the Agent is authorised to send information to any e-mail address that any Borrower has previously given to the Agent in writing or of which it is aware from e-mail communication with a Borrower. Each Borrower also authorises the Agent to communicate by e-mail with third parties, which are also involved in the credit relations under this Agreement. The Agent is entitled to assume that all the orders and instructions e-mailed by a Borrower, or such third parties, are from an authorised individual, irrespective of the existing signatory rights in accordance with the commercial register or the specimen signature.

  The Parties are aware of the following risks of exchanging information electronically:

  (a)
  Unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn, amongst other things, about an existing banking relationship.

  (b)
  Information can potentially be changed by a third party.

  (c)
  The identity of the sender (e-mail address) can be forged or otherwise manipulated.

  (d)
  The exchange of information can be delayed or interrupted due to transmission errors, technical faults, interruptions, malfunctions, illegal interventions, network overload, the malicious blocking of electronic access by third parties, or other shortcomings on the part of the network provider. Time-critical orders and instructions might not be processed in due time. Therefore, the Borrower is advised to use another suitable means of communication for these types of orders and instructions.

20.2 Entire Agreement

  This Agreement, including the Schedules and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the Schedules hereto.

20.3 Amendments and Waivers

  This Agreement may only be modified or amended by a document signed by the Agent and the Borrower. Any provision contained in this Agreement may only be waived by a document signed by the Agent waiving such provision.

  No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

20.4 Severability

  Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

20.5 Waiver of Swiss Banking Secrecy and Other Confidentiality Obligations

  Each Borrower herewith releases the Agent and each Lender among each other and with respect to any third party from the Swiss Banking Secrecy and any other confidentiality obligations with regard to any data and information directly or indirectly relating to the credit relations described in this Agreement, in particular to the extent as required for the execution, performance and administration of this Agreement and the Facilities granted hereunder, and/or for due exercise of the respective rights or fulfilment of the respective obligations by the Agent or any Lender and expressly approves any transfer of such data and/or information abroad. This is without prejudice to the obligations of the Lenders to keep confidential all confidential information relating to the business affairs of the Group (and not directly or indirectly relating to the credit relations described in this Agreement) which have been disclosed to the Lenders.

21.   Governing Law and Jurisdiction

21.1 Governing Law

  This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (i.e. with the exception of the collision rules of Swiss international private law).

21.2 Jurisdiction

  All disputes arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich), venue being Zurich I, the right to appeal to the Federal Tribunal in Lausanne being reserved.

  The Agent and Lenders in addition have the right to institute legal proceedings against the Borrower at any other competent court, in which case Swiss law shall nevertheless be applicable as provided in Section 21.1.

Kudelski S.A.
as Borrower
By:	/s/ André Kudelski	By:	/s/ Mauro Saladini
Kudelski Interactive USA Inc.
as Additional Guarantor
By:	/s/ Lucien Gani	By:	/s/ Santino Rumasuglia
Credit Suisse
as Lender, Arranger and Agent
By:	/s/ Marco Baldoni	By:	/s/ Daniel Gutmann
Banque Cantonale Vaudoise
as Lender and Arranger
By:	/s/ Grégoire Borlat	By:	/s/ Philippe Michelet

Schedule 1 to the Credit Facility Agreement

Schedule 1: Original Lenders

Facility A

Bank	Address	Fax	Commitment per Facility	Facility Amount
Credit Suisse	Credit Suisse Paradeplatz 8 CH-8001 Zurich	+41 44 337 00 31	50.0000%	CHF 60,000,000
Banque Cantonale Vaudoise	Banque Cantonale Vaudoise Place Saint-François 14, CH-1003 Lausanne	+41 21 212 21 08	50.0000%	CHF 60,000,000
Total Commitments				CHF 120,000,000

1

Schedule 1 to the Credit Facility Agreement

Facility B

Bank	Address	Fax	Commitment per Facility	Facility Amount
Credit Suisse	Credit Suisse Paradeplatz 8 CH-8001 Zurich	+41 44 337 00 31	50.0000%	CHF 30,000,000
Banque Cantonale Vaudoise	Banque Cantonale Vaudoise Place Saint-François 14, CH-1003 Lausanne	+41 21 212 21 08	50.0000%	CHF 30,000,000
Total Commitments				CHF 60,000,000

2

Schedule 2 to the Credit Facility Agreement

Schedule 2: Conditions Precedent

1.     Conditions precedent to initial utilisation of Facility B

  The Agent receives from the Borrower the following documents in form and substance reasonably acceptable to the Agent and all further conditions set out below have been fulfilled or unless waived by the Agent on such terms as the Agent considers fit not later than on the Closing Date or such other date specified below or agreed by the Parties:

  (a)
  documentation from the information agent on the number of shares of the Target validly tendered in the Tender Offer to the Borrower or any of its Subsidiaries;

  (b)
  certified excerpts of the appropriate Commercial Register and certified copies of the articles of incorporation and a copy of the organisational rules of the Borrower, to be delivered on the date of the signing of this Agreement;

  (c)
  a copy of the resolution of the board of directors of the Borrower approving this Agreement and the execution of this Agreement and each other Finance Document as appropriate authorising a specified person or persons to execute this Agreement and each other Finance Document as appropriate on its behalf; and authorising one or more specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents, to be delivered on or before 9 October 2009;

  (d)
  a specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above to execute this Agreement and the Finance Documents, and other documents or notices (including any Utilisation Request) to be signed and/or despatched by each Borrower under or in connection with the Finance Documents, to be delivered on or before 9 October 2009;

  (e)
  a sufficient1 amount of original copies of this Agreement, duly executed by the Borrower, the Additional Guarantor and the Lenders;

  (f)
  a sufficient1 amount of original copies of all Security Agreements listed or referred to in Section 9, duly executed by all parties thereto, and all further documents and registrations referred to in the Security Agreements, it being understood that on the Closing Date the pledge on the shares of the Target will only be perfected with respect to the shares held by the Borrower and its Subsidiaries and Affiliates on the Closing Date.;

1
'sufficient' means that each party to an agreement shall be able to receive an original copy of such agreement plus one copy for the counsel to the Agent.

(g)
Know-Your-Customer documentation satisfactory to the Agent concerning the Additional Guarantor, to be delivered on or before 9 October 2009;

(h)
Board resolutions of the Additional Guarantor concerning the execution of this Agreement, to be delivered on or before 9 October 2009;

(i)
subject to completion of the measures, if any, set forth in the Security Agreements, all the Security provided under the Security Agreements has been perfected and become enforceable in accordance with its terms on the shares of the Target held on the Closing Date by the Borrower and its Subisdiaries.;

1

  (j)
  audited financial statements (income statement, balance sheet, cash flow statements and auditor's report) of the Borrower, the Group (on a consolidated basis) and the Target for the financial years 2006, 2007 and 2008;

  (k)
  legal opinions from reputable law firms (as to matters of Swiss, British Virgin Islands, Cayman Islands and/or US law), as applicable, (i) on the due execution (including the authority of the Borrower and the Additional Guarantor and the entities granting the security to sign the relevant agreements) and authorisation of this Agreement and the Security Agreements to be issued by the Borrower's counsel and (ii) on the legality, validity, binding effect and enforceability of this Agreement, the Security Agreements and the Finance Documents to be issued by the Lenders' counsel;

  (l)
  a completed Utilisation Request;

  (m)
  payment of fees and expenses due under this Agreement and the Side Letter on the Closing Date or a drawdown notice relating to payment of those fees out of the first Utilisation;

  (n)
  no Event of Default will occur as a result of entering into this Agreement.

2.     Conditions precedent to initial utilisation of Facility A

  The Agent receives from the Borrower the following documents in form and substance reasonably acceptable to the Agent and all further conditions set out below have been fulfilled or unless waived by the Agent on such terms as the Agent considers fit not later than on the Closing Date or such other date specified below or agreed by the Parties:

  (a)
  documentation (i) from the information agent that the Borrower or any of its Subsidiaries have been validly tendered a number of shares of the Target in the Tender Offer allowing it to carry out a Squeeze Out or (ii) from the transfer agent or the corporate secretary showing that the Borrower is in a position to carry out the Merger and that the shareholders of the relevant entity (entities) have passed a valid resolution confirming to carry out the Merger or the Squeeze Out;

  (b)
  a technical tax opinion on granting intercompany loans from the Target and/or its Subsidiaries to the Borrower by an audit firm of international repute;

  (c)
  a completed Utilisation Request;

  (d)
  confirmation from the Borrower that there is sufficient cash available at the Target and its Subsidiaries to repay Facility A and legal opinion from US counsel / BVI counsel (whichever is relevant) confirming that the intra-group loan to be entered into by the Target and the Borrower to allow the Borrower to repay Facility A is legal, valid, binding and enforceable under the laws by which the loan is expressed to be governed and under the laws of incorporation of the Target (the Original Lenders having the right to disclose such legal opinion(s) on a non-reliance basis to any potential Lender subject to (i) approval from the Borrower and (ii) such Lender having executed a reliance/confidentiality letter in a form satisfactory to the Borrower and the Agent).

3.     Conditions precedent required to be delivered by an Additional Borrower

  The Agent receives from the Borrower and the Additional Borrower, respectively, the following documents in form and substance reasonably acceptable to the Agent and all further conditions set out below being fulfilled or waived by the Agent on such terms as the Agent considers fit not later

2

  than 5 Business Days prior to Utilisation Date or such other date specified below or agreed by the Parties:

  (a)
  an Accession Letter, duly executed by the Borrower and the Additional Borrower;

  (b)
  a completed Utilisation Request;

  (c)
  certified excerpts of the appropriate Commercial Register and certified copies of the articles of incorporation and a copy of the organisational rules of the Additional Borrower;

  (d)
  a copy of the resolution of the board of directors of each Additional Borrower approving this Agreement and each other Finance Document as appropriate; resolving to execute the Accession Letter; authorising one or more specified person or persons to execute the Accession Letter on its behalf as well as to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents;

  (e)
  a specimen of the signature of each person authorised by the resolution referred to in paragraph (d) above to execute the Accession Letter and the Finance Documents, and other documents or notices (including any Utilisation Request) to be signed and/or despatched by the Additional Borrower under or in connection with the Finance Documents;

  (f)
  any additional documentation required by the Lenders in order to be in compliance with the applicable Know-your-Customer requirements

  (g)
  if such Additional Borrower is domiciled in the US:

  (i)
  a certificate as to the existence and good standing (including verification of tax status, if available) of the Additional Borrower from the appropriate governmental authorities in such Additional Borrower's jurisdiction of organisation and in each other jurisdiction where such Additional Borrower is qualified to do business (if any), in form and substance satisfactory to the Agent and its counsel; and

  (ii)
  a solvency certificate of the Additional Borrower in form and substance satisfactory to the Agent and its counsel;

  (h)
  a copy of any other authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document;

  (i)
  if available, the latest audited financial statements of the Additional Borrower;

  (j)
  legal opinion from reputable law firms (i) of Borrower's counsel with regard to the due execution (including the authority of the Additional Borrower to sign the relevant documents) and authorisation of the Accession Letter and (ii) of Lender's counsel with regard to legality, validity, binding effect and enforceability of the Accession Letter and the Finance Documents;

  (k)
  payment of fees and expenses due under this Agreement and the Side Letter or a drawdown notice relating to payment of those fees out of the Utilisation;

  (l)
  after the completion of the Tender Offer or of the Acquisition, no material adverse change in operations, business, properties, conditions (financial or otherwise) or prospects of the Group since 31 December 2008; and

  (m)
  after the completion of the Tender Offer or of the Acquisition, no Event of Default or Potential Event of Default for any company of the Group has occurred or will occur as a result of entering into this Agreement.

3

4.     Condition precedent to subsequent utilisations and to rollover

  (a)
  The Agent receives from the Borrower a completed Utilisation request or Rollover Request, whichever is relevant.

4

Schedule 3 to the Credit Facility Agreement

Schedule 3: Form of Utilisation Request

To:     Bank

From: [Borrower]

[Place, Date]

Dear Sirs,

Credit Facility Agreement dated as of 3 October 2009—Utilisation Request

We refer to the Credit Facility Agreement dated 3 October 2009 and made between Kudelski S.A. as Borrower, Credit Suisse as Lender, Arranger and Agent and Banque Cantonale Vaudoise as Lender and Arranger and Original Lenders (the "Facility Agreement"). Terms defined in the Facility Agreement shall, unless otherwise defined in this Utilisation Request, have the same meanings when used in this Utilisation Request. This is an irrevocable utilisation request pursuant to Section 5 of the Facility Agreement.

We wish to borrow a Loan on the following terms:

  1.
  Facility: [A][B]

  2.
  Amount: [    •    ]

  3.
  Currency: [CHF or USD]

  4.
  Utilisation Date: [    •    ]

  5.
  Term: [    •    ] [days/months]

  6.
  Payment should be made to: [    •    ]

We confirm that:

  a)
  the representations and warranties made in Sections 11(a), 11(b), 11(c), 11(d), 11(h), 11(l), 11(o) and 11(q) of the Facility Agreement stipulated as being made or repeated on the Utilisation Date are true and accurate as if made with respect to the facts and circumstances existing on such date; and

  b)
  no Event of Default has occurred or will occur as a result of the proposed utilisation being made.

Yours faithfully,
[Borrower]
[Authorised Signatory]

1

Schedule 4 to the Credit Facility Agreement

Schedule 4: Form of Rollover Request

To:     Bank

From: [Borrower]

[Place, Date]

Dear Sirs,

Credit Facility Agreement dated as of 3 October 2009—Rollover Request

We refer to the Credit Facility Agreement dated as of 3 October 2009 and made between Kudelski S.A. as Borrower Credit Suisse as Lender, Arranger and Agent and Banque Cantonale Vaudoise as Lender and Arranger as Original Lenders (the "Facility Agreement"). Terms defined in the Facility Agreement shall, unless otherwise defined in this Rollover Request, have the same meanings when used in this Rollover Request. This is an irrevocable rollover request pursuant to Section 5 of the Facility Agreement.

We wish to roll over a maturing Loan on the following terms:

  1.
  Facility: [A][B]

  2.
  Amount: [    •    ]

  3.
  Rollover Date: [    •    ]

  4.
  Term: [    •    ] [days/months]

We confirm that:

  a)
  the representations and warranties made in Section 11 of the Facility Agreement stipulated as being made or repeated on the Utilisation Date are true and accurate as if made with respect to the facts and circumstances existing on such date; and

  b)
  no Event of Default has occurred or will occur as a result of the proposed utilisation being made.

Yours faithfully,
[Borrower]
[Authorised Signatory]

1

Schedule 5 to the Credit Facility Agreement

Schedule 5: Applicable Margin

The initial Applicable Margin will be 3.00% per annum.

After receipt of the audited consolidated financial statements of the Group as per 31 December 2009, the Applicable Margin will be calculated for Facility B as follows:

Financial Senior Net Debt/OIBDA	Applicable Margin
≥ 3.75x	3.50% p.a.
≥ 3.0x < 3.75x	2.85% p.a.
≥ 2.5x < 3.0x	2.60% p.a.
≥ 2.0x < 2.5x	2.45% p.a.
< 2.0x	2.10% p.a.

1

Schedule 6 to the Credit Facility Agreement

Schedule 6: Facility Amortization Schedule

Repayment Date	Facility B Repayment Instalment in CHF
30 June 2010	15,000,000
31 December 2010	15,000,000
30 June 2011	15,000,000
31 December 2011	15,000,000
Total	60,000,000	*

*
For the amount of the total Commitments as of the date of this Agreement, see Schedule 1.

1

Schedule 7 to the Credit Facility Agreement 1 / 1

Schedule 7: Financial Covenants

        The following Financial Covenants shall be confirmed, except as otherwise stated below, on a semi-annual (rolling) basis for the precedent twelve months' period, beginning as of 31 December 2009, on the basis of the consolidated statements of the Group and in accordance with the Accounting Standards

1.     Level of Indebtedness

  Formula:    The financial senior net debt (the financial indebtedness as reported minus the cash balance as reported) divided by OIBDA calculated for the previous 12 months shall not exceed:

3.25x	Per 31 December 2009
2.50x	Per 30 June 2010
2.00x	Per 31 December 2010 and thereafter

2.     Interest Coverage Ratio

  Formula:    OIBDA calculated for the previous 12 months divided by net interest payable (on debt) calculated for the previous 12 months shall amount to a minimum of: 5.00x at any time.

3.     Minimum Equity Ratio

  Formula:    The ratio of Equity as reported divided by total consolidated assets shall amount to a minimum of:

33%	Per 31 December 2009
35%	Per 30 June 2010
40%	Per 31 December 2010 and thereafter

1

Schedule 8 to the Credit Facility Agreement

Schedule 8: Form of Transfer Certificate

To:     Agent

From: [Proposed Additional Lender]

[Place, Date]

This transfer certificate (this "Certificate") relates to a credit facility agreement dated as of 3 October 2009 and made between Kudelski S.A., Credit Suisse as Lender, Arranger and Agent and Banque Cantonale Vaudoise as Lender and Arranger (together with Credit Suisse the Original Lenders) (the "Facility Agreement"). Terms defined in the Facility Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

1.     Transferor Confirmation and Request

  [Name of Transferor] (the "Transferor") by its execution of this Certificate:

  a)
  requests [name of Transferee] (the "Transferee") to accept, in accordance with Section 19.3 of the Facility Agreement, the transfer to the Transferee of the portion of the Transferor's participation in the Facilities as specified in the Schedule attached to this Certificate (the "Transfer Rights"), by counter-signing this Certificate and delivering it to the Agent at its notification address as provided for under the Facility Agreement so as to take effect on the later of (i) the date specified in the Schedule attached to this Certificate (the "Transfer Date") and (ii) five Business Days after the date of execution of this Transfer Certificate by the Agent; and

  b)
  represent that the details which appear in the Schedule attached to this Certificate accurately record respectively, the amount of the Transferor's Commitment and the principal amount of the Transfer Rights at the date of this Certificate.

2.     Transferee Request

  The Transferee by its execution of this Certificate requests each Borrower and the Agent to accept this Certificate as being delivered under and for the purposes of Section 19.3 of the Facility Agreement so as to take effect on the later of (i) the Transfer Date and (ii) five Business Days after the execution of this Transfer Certificate, by the Agent.

3.     Transfer Fee

  The Transferee undertakes to pay to the Agent for its own account a transfer fee of CHF 2,500.

4.     Transferee Representations

  The Transferee hereby confirms that it has received a copy of the Facility Agreement, the Security Agreements, the Covenant Compliance Certificates, the Transfer Certificates and the inter-bank agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Transferor to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such Finance Documents and information and further agrees that it has not relied and will not rely on the Transferor to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and/or the companies of the Group over which a security has been granted by way of the Security Agreements.

1

  The Transferee represents that as of the date of this Certificate it is a Qualifying Bank.

5.     Transferee Confirmation

  The Transferee hereby confirms that it assumes the rights and obligations and will perform all those obligations which, by the terms of the Facility Agreement, will be assumed by it on the later of (i) the Transfer Date and (ii) five Business Days after execution of this Transfer Certificate by the Agent, as if it would have been an original Party to the Facility Agreement as a Lender, and that it shall become a party to the inter-bank agreement concluded among the Lenders.

  The Transferee also confirms that, at the same time as referred to in the paragraph above, it shall automatically become a party (Vertragspartei) to the Security Agreements, and thereby assume all rights and obligations of a Secured Party (as defined in the relevant Security Agreement) as if it would have been an original party to the relevant Security Agreement as a Secured Party (as defined in the relevant Security Agreement), and with such accession thereto.

6.     Exclusion of Transferor's Liabilities

  Neither the Transferor nor any other Lender or the Agent makes any representations or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement and any agreement related to it or assumes any responsibility for the financial condition of any Borrower or any company of the Group for the performance and observance by any Borrower of any of its obligations under the Facility Agreement and any agreement related to it and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7.     Applicable Law and Jurisdiction

  This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with Swiss law.

  All disputes arising out of or in connection with this Transfer Certificate, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the Commercial Court of Zurich (Handelsgericht des Kantons Zürich), venue being Zurich I.

  Schedule to the Transfer Certificate

Transferor's proportion in the Facility Amounts:	Facility A: CHF [•] Facility B: CHF [•]
Amount of Transferor's proportion in the Facility Amounts to be transferred:	Facility A: CHF [•] Facility B: CHF [•]
Details of Transferee
Transfer Date:
Contact Name:
Account for Payments:
Address for Notices:
Telephone:
E-mail:
Fax:

2

[Transferor]
By:
Date:
[Transferee]
By:
Date:
The Agent confirms that the Transfer Date is [•].
The Agent
By:
Date:

3

Schedule 9 to the Credit Facility Agreement

Schedule 9: Form of Covenant Compliance Certificate

To:
Bank

Re:
Credit facility agreement dated as of 3 October 2009 and made between Kudelski S.A. as Borrower Credit Suisse as Lender, Arranger and Agent and Banque Cantonale Vaudoise as Arranger (the "Facility Agreement").

Ladies and Gentlemen,

With reference to the Facility Agreement the undersigned herewith confirm:

  1.
  that to the best of our knowledge the [annual consolidated financial statements of the Group and the annual stand-alone financial statements of Kudelski S.A. are complete and in accordance with the Accounting Standards] [semi-annual consolidated financial statements of the Group and the semi-annual stand-alone financial statements of the Borrower are complete and substantially in accordance with the Accounting Standards;]

  2.
  that the Borrower is in compliance with the Financial Covenants given under the Finance Documents; and

  3.
  the truth and accuracy of the information and the correctness of the calculation of the financial key figures contained in the attachment hereto.

The terms used in capitalized form in this certificate shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Facility Agreement.

For the Borrower

................., ............................:
Chief Financial Officer

—As per attached calculation

1

Calculation of Financial Covenants

1.	Level of Indebtedness
Long term financial debt as reported

plus
Short term financial debt as reported

minus
Cash balance as reported

divided by
OIBDA calculated for the last 12 months

Ratio

Shall not exceed:
	3.25x	Per 31 December 2009
	2.50x	Per 30 June 2010
	2.00x	Per 31 December 2010 and thereafter
In Compliance (Y/N)

2.	Interest Coverage Ratio
OIBDA calculated for the last 12 months

divided by
Net interest payable on Financial Indebtedness calculated for the last 12 months

Ratio

Shall amount to a minimum of 5.0x at any time In Compliance (Y/N)

3.	Minimum Equity Ratio
Equity

divided by
Total consolidated assets as reported

Ratio

Shall amount to a minimum of:
	33%	Per 31 December 2009
	35%	Per 30 June 2010
	40%	Per 31 December 2010 and thereafter
In Compliance (Y/N)

2

Schedule 10 to the Credit Facility Agreement

Schedule 10: Form of Accession Letter

To:	Credit Suisse as Agent
From:	[Subsidiary] and Kudelski S.A, Cheseaux-sur-Lausanne
Dated:

Re: Kudelski S.A., Cheseaux-sur-Lausanne—Credit facility agreement dated as of 3 October 2009 and made between Kudelski S.A. as Borrower Credit Suisse as Lender, Arranger and Agent and Banque Cantonale Vaudoise as Arranger (the "Agreement")

Dear Sirs

Accession

We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

[Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Section 19.2 of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

[Subsidiary's] administrative details are as follows: Address:

Fax No:

Attention:

Guarantee

Kudelski S.A. as Borrower under the Agreement herewith irrevocably and unconditionally guarantees to each Lender in accordance with the terms of article 111 of the Swiss Federal Code of Obligations, as primary obligor and not merely as a surety, irrespective of the validity of this Agreement or any other Finance Document, and waiving all rights of objection and defence arising from or under this Agreement or any other Finance Document, to pay to the Agent on behalf of the Lenders any amount due and payable by any of the Additional Borrower and/or any of the companies of the Group under the Agreement or any other Finance Document upon first written demand from the Agent confirming that an amount claimed under this Guarantee has remained unpaid by any of the Additional Borrower and/or any of the companies of the Group under the Agreement or any other Finance Document on the due date.

Notwithstanding any reference to obligations of any Additional Borrower and/or any of the companies of the Group in the Agreement or any other Finance Document, Kudelski SA acknowledges that its obligations under this Guarantee shall be of a non-accessory (nicht akzessorischer / non-accessoire) nature within the meaning of article 111 Swiss Federal Code of Obligations, independent of the obligations of any Borrower under this Agreement or any other Finance Document.

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Agent or any Lender.

All payments under this guarantee shall be made free and clear of, and without with-holding or deduction for, any Taxes of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such Tax Deduction is required by law. In that event, Kudelski SA shall pay such additional amounts as shall result in

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receipt by the Agent of such amounts as would have been received by him had no such withholding or deduction been required.

If a Tax Deduction is required by law to be made by Kudelski SA in respect of any interest payable by it on behalf of a Lender under this guarantee and should it be un-lawful for Kudelski SA to comply with paragraph (4) herebefore for any reason, (a) the applicable interest rate in relation to that interest payment under this guarantee shall be (i) the interest rate which would have been applied to that interest payment (as provided for in the absence of paragraph (4) herebefore), (ii) divided by 1 minus the minimal permissible rate at which the relevant Tax Deduction is required to be made in view of applicable tax law and/or double taxation Treaties (where the rate at which the relevant Tax Deduction is required to be made is, for this purpose, expressed as a fraction of one (1)) and (b) (i) Kudelski SA shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph (5), (ii) Kudelski SA shall make the Tax Deduction on the interest so recalculated, and (iii) paragraphs (2) and (3) of Section 8.2 shall apply, mutatis mutandis, in respect of such payment under this guarantee.

Kudelski SA is not required to make an increased payment to a Lender under paragraphs (4) and (5) herebefore for a Tax Deduction in respect of Tax imposed from a payment of interest made on behalf of any Additional Borrower or any of the companies of the Group, if

        (A)  that payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Bank but on that date that Lender is not or has ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or concession of any relevant taxing authority; or

        (B)  the relevant Lender is a Treaty Lender, and that Borrower is able to demonstrate that that payment could have been made to the Lender without the Tax Deduction, or, as the case may be, with a lower Tax Deduction, had that Lender complied with its obligations.

Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (i.e. with the exception of the collision rules of Swiss international private law).

Jurisdiction

All disputes arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved by the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich), venue being Zurich I, the right to appeal to the Federal Tribunal in Lausanne being reserved.

The Agent and Lenders in addition have the right to institute legal proceedings against the Borrower at any other competent court, in which case Swiss law shall nevertheless be applicable as provided in Section 21.2 of the Agreement.

Kudelski S.A.	[Subsidiary]

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Schedule 11 to the Credit Facility Agreement

Schedule 11: List of Material Subsidiaries

		Total Assets in k CHF	Total Revenues in k CHF
SmarDTV SA	Cheseaux s/Lausanne
Nagra France SA	Paris
Nagravision SA	Cheseaux s/Lausanne
Nagra ID SA	La Chaux-de-Fonds
KUD Financial Services Holding SCA	Luxembourg
Kudelski Interactive Cayman	Cayman Islands
Kud Sàrl	Luxembourg
SkiData AG	Salzburg
Kudelski Interactive USA	Delaware
OpenTV Group
Nagrastar	Englewood

Total		1,103,268	866,105
Total of the Group		1,294,365	1,027,506
in % of the total of the Group		85.2%	84.3%

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Schedule 12: Form of information to be provided

Consolidated balance sheets

In mio CHF
Tangible assets
Intangible assets
Investment in associates
Deferred tax assets
Financial assets and other non-current assets
Non current assets
—Cash and cash equivalents
—Trade Accounts Receivable
—Inventory
—Other current assets
Current assets
Total assets
In mio CHF
Equity
Minority interest
Total equity
—Convertible bond
—Other Long term debt
—Other long term liabilities
Non current liabilities
—Short term debt
—Trade Accounts Payable
—Other current liabilities
Current liabilities
Total liabilities & equity

Cash Flow Statement

In mio CHF
Adjusted net income
Cash flow from operating activities
Cash flow used in investing activities
Cash flow used in/from financing activities
Net increase (decrease) in cash and cash equivalents
Cash and cash equivalents at the beginning of the year
Cash and cash equivalents at the end of the year

Income Statement

In mio CHF
Net Sales
COGS
Gross profit
OPEX
EBITDA
Depreciation
EBIT
CAPEX

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